Exhibit 10.1

REVOLVING CREDIT AND TERM LOAN AGREEMENT

dated as of

May 6, 2021

among

MACK-CALI REALTY, L.P.

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

CAPITAL ONE, NATIONAL ASSOCIATION,
as Syndication Agent

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Joint Lead Arranger

CAPITAL ONE, NATIONAL ASSOCIATION,
as Joint Lead Arranger

-i-

(continued)

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(continued)

-iii-

(continued)

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(continued)

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SCHEDULES:

Schedule 1.1 – 1031 Asset Disposition Eligible Real Estate

Schedule 1.2 – Eligible Real Estate Qualification Documents

Schedule 2.01A – Commitments

Schedule 2.01B – Letter of Credit Commitments

Schedule 2.06 – Existing Letters of Credit

Schedule 2.11 – Minimum Release Prices

Schedule 3.05 – Collateral Pool Properties

Schedule 3.06 – Disclosed Matters

Schedule 3.18 – Subsidiaries

Schedule 3.19 – Collateral Pool Property Exceptions

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.08 – Existing Affiliate Transactions

Schedule 6.09 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Borrowing Request

Exhibit C – Form of Interest Election Request

Exhibit D-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit E-1 – Form of Revolving Credit Note

Exhibit E-2 – Form of Term Note

Exhibit F – Form of Compliance Certificate

Exhibit G – Form of Borrowing Base Certificate

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REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of May 6, 2021, among MACK-CALI REALTY, L.P., the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.             Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“1031 Asset Disposition” means an Asset Disposition of (i) any Real Estate set forth on Schedule 1.1 that is subject to a restriction under a pre-existing agreement that limits, for tax reasons, the Borrower’s or its Subsidiaries’ ability to engage in the Asset Disposition without first attempting to structure such Asset Disposition as a tax-deferred exchange under Section 1031 of the Code; or (ii) 101 Hudson Street, Jersey City, New Jersey.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Additional Credit Extension Amendment” means an amendment or joinder to this Agreement providing for any Incremental Commitments which shall be consistent with the applicable provisions of this Agreement relating to Incremental Commitments and otherwise reasonably satisfactory to the Administrative Agent, the New Revolving Loan Lenders party thereto and the Borrower.

“Additional Subsidiary Guarantor” means each additional Subsidiary of the Borrower which becomes a Subsidiary Guarantor pursuant to Section 4A.05.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Party” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread”, as the case may be, based upon the applicable Loan Facility:

Facility	ABR Spread	Eurodollar Spread
Revolving Loans	1.75%	2.75%
Term Loans	1.25%	2.25%

“Appraisal” means an MAI appraisal of the value of a parcel of Real Estate, performed by an independent appraiser with experience appraising office or multifamily residential properties selected by the Administrative Agent who is not an employee of the Parent or the Borrower or any of their respective Affiliates, the Administrative Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and otherwise acceptable to the Administrative Agent, as approved by the Administrative Agent and the Required Lenders, such approval not to be unreasonably withheld, conditioned or delayed.

“Appraised Value” with respect to any Collateral Pool Property means the “as-is” appraised value of such property, as determined by FIRREA-compliant MAI appraisals commissioned, reviewed, and approved by the Administrative Agent and the Required Lenders.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to it in Section 9.04(b).

“Arranger” means JPMorgan Chase Bank, N.A. and Capital One, National Association, each in their capacity as joint lead arranger hereunder.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any real or personal property (including any sale and leaseback transaction, division, merger or disposition of Equity Interests), whether in a single transaction or a series of related transactions, by any Loan Party or any Subsidiary thereof (other than RRLP); provided that “Asset Disposition” shall exclude any Permitted Disposition.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Assignment of Leases and Rents” means each of the assignments of leases and rents from a Loan Party to the Administrative Agent encumbering the Collateral Pool Properties previously, now or hereafter delivered to secure the Obligations.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect minus (b) such Lender’s Revolving Credit Exposure then outstanding.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)         the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)         the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means Mack-Cali Realty, L.P., a Delaware limited partnership.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) Term Loans (or portions thereof) of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base Certificate” means a certificate demonstrating compliance with Sections 6.14(a), 6.14(b) and 6.14(c) (after taking into account any requested Borrowing), signed by a Financial Officer and otherwise substantially in the form of Exhibit G hereto, which certificate shall be delivered to the Administrative Agent from time to time in accordance with provisions hereof.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Building” means, with respect to each Collateral Pool Property or parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash and Cash Equivalents” means (1) cash, (2) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government, (3) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 or better by S&P or P-1 or better by Moody’s, provided that the maturities thereof shall not exceed one (1) year from the date of acquisition and (4) shares of Fidelity Institutional Government Money Market Fund or other government money market funds.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were not (i) directors of the Parent on the date of this Agreement or nominated or appointed by the board or directors of the Parent or (ii) appointed by directors so nominated or appointed; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Parent; (d) the Parent ceases to directly or indirectly own at least 60% of the voting and economic Equity Interests in the Borrower; or (e) the Borrower ceases to directly or indirectly own 100% of the Equity Interests in RRT, or RRT ceases to be the sole general partner of, and own at least 60% of the voting and economic (subject to priority distributions) Equity Interests in, RRLP.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to it in Section 9.14.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property, rights and interests of the Loan Parties which are subject to the security interests, security title, liens and mortgages created by the Security Documents, including, without limitation, the Collateral Pool Properties.

“Collateral Pool Debt Service Coverage Ratio” means the ratio of Collateral Pool NOI from all Collateral Pool Properties to Implied Facility Debt Service.

“Collateral Pool NOI” means, as of the end of any fiscal quarter for any Collateral Pool Property, the sum of:

(a)         annualized income (i.e., income received for such quarter multiplied by 4) received from such Collateral Pool Property, including, without limitation, from tenants in occupancy pursuant to executed leases, and projected income from executed leases that will commence base rent payment within 90 days of the testing date, but excluding income from leases in default, leases expiring within 90 days from the testing date where tenant has yet to provide notice of renewal, leases from tenants that have given notice of their intention to vacate such Collateral Pool Property within 365 days of the testing date, and leases from tenants in bankruptcy who have not affirmed their leases pursuant to a non-appealable order of a court of competent jurisdiction; less

(b)         operating expenses payable on a regular monthly or other periodic basis in the ordinary course of operating such Collateral Pool Property for the preceding four (4) quarters, but excluding depreciation, debt service, leasing costs, actual capital expenditures, non-recurring and extraordinary expenses, and other expense items reasonably approved by the Administrative Agent and adjusting to (i) assume a property management fee for such Collateral Pool Property in an amount equal to the greater of 3.0% of gross revenues or actual management fees paid; (ii) $0.20 per square foot for capital reserves; and (iii) a deemed reserve for taxes and insurance in an amount reasonably determined by Administrative Agent taking into account the pass-through to tenants of all or a portion of such taxes and insurance premiums.

“Collateral Pool Properties” means the Eligible Real Estate which is security for the Obligations pursuant to the Mortgages.

“Collateral Pool Value” means the aggregate Appraised Values of the Collateral Pool Properties.

“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.

“Communications” has the meaning assigned to it in Section 8.03(c).

“Compliance Certificate” means a certificate, signed by a Financial Officer and otherwise substantially in the form of Exhibit F hereto, which certificate shall be delivered to the Administrative Agent from time to time in accordance with provisions hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted Net Income” means, for any period, net income (determined in accordance with GAAP) for such period, before adjustment for (a) gains (or losses) from the sale of real property, debt restructuring, extinguishment or forgiveness of debt, write-ups or write-downs, deduction of acquisition costs for consummated acquisitions, non-cash valuation charges or other extraordinary or non-recurring items, (b) minority interest and (c) income taxes; plus (i) interest expense, (ii) depreciation and amortization, (iii) the non-cash portion of executive stock award rights and stock purchase rights included in written executive employment agreements, written employee plans or other written non-monetary employment compensation provisions and (iv) certain non-recurring payments made pursuant to certain written employee agreements with key management individuals in an amount not to exceed $20,000,000 in the aggregate during any fiscal year minus a recurring capital expense reserve equal to (x) 1.5% of total revenue for office properties and (y) $250 per apartment unit per fiscal year for multi-family residential properties, and after adjustments for the straight-lining of rents, all after adjustments for unconsolidated partnerships, joint ventures or other entities. Consolidated Adjusted Net Income will include the Borrower’s pro-rata share of Consolidated Adjusted Net Income from partially-owned properties.

“Consolidated Debt Service” means, for any period, the sum of (a) Consolidated Total Interest Expense and (b) scheduled principal payments, excluding optional prepayments and balloon principal payments due at maturity, during the applicable period (including the Borrower’s pro-rata share of such payments by partially-owned entities).

“Consolidated Total Interest Expense” means, for any period, total interest expense, plus the aggregate amount of capitalized interest required in accordance with GAAP to be paid or accrued by the Borrower, the Parent or their subsidiaries. Consolidated Total Interest Expense will include the Borrower’s pro-rata share of interest expense from partially-owned properties and shall exclude non-cash interest expense with respect to convertible debt.

“Construction-in-Process” means any Real Estate for which the Borrower or any of its subsidiaries is actively pursuing construction, renovation or expansion (other than tenant improvements, and maintenance and repairs in the ordinary course) of buildings located on such Real Estate.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.18.

“Credit Party” means the Administrative Agent, each Issuing Bank, or any other Lender.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, failure to pay taxes and insurance and other carry costs, completion of construction, bankruptcy, violations of single purpose entity covenants and other customary exceptions to non-recourse of a borrower or guarantor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Issuance” means the issuance of any Indebtedness (including guarantees thereof) for borrowed money (a) by the Borrower or any of its Subsidiaries, which Indebtedness is secured by a Lien on the Real Estate owned or ground-leased by the Borrower or such Subsidiary of the Borrower or (b) by the Parent, the Borrower or any Subsidiary of the Borrower, which Indebtedness constitutes Unsecured Indebtedness.

“Debt Service” means for any period, the sum of interest expense for such period plus scheduled principal amortization for such period.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to such term in Section 2.13(d).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“Deposit Account Control Agreement” means the Deposit Account Control Agreement dated as of the date hereof, by and among RRT, the Administrative Agent and Bank of America, N.A.

“Deposit Account Pledge Agreement” means the Pledge and Security Agreement dated as of the date hereof, by RRT in favor of the Administrative Agent on behalf of the Lenders.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1)	a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person other than an Ineligible Institution.

“Eligible Cash 1031 Proceeds” means the cash proceeds held by a “qualified intermediary” from the sale of Real Estate, which proceeds are intended to be used by the qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such Real Estate in an exchange that qualifies, in whole or in part, as a tax-deferred exchange under Section 1031 of the Code, and no portion of which proceeds the Parent, the Borrower or any Subsidiary has the right to receive, pledge, borrow or otherwise obtain the benefits of until such time as provided under the applicable “exchange agreement” (as such terms in quotations are defined in Treasury Regulations Sections 1.1031(a)-1(b) and 1.1031(k)-1(a) and (g)(4)) (the “Regulations”)) or until such exchange is terminated. Upon the cash proceeds no longer being held by the qualified intermediary pursuant to the Regulations or otherwise qualifying, in whole or in part, under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds.

“Eligible Real Estate” means Real Estate:

(a)         which is (i) wholly-owned in fee (or leased under a Financeable Ground Lease acceptable to the Administrative Agent in its reasonable discretion) by the Borrower or a Wholly Owned Subsidiary that is a Subsidiary Guarantor and is not liable for any Recourse Indebtedness (other than the Obligations), together with such easements, rights-of-way, and other similar appurtenances required for the operation of such property, (ii) free from any material structural, environmental, title defects, unrepaired casualties and/or any other event or occurrence that would have a material adverse effect on the value of such Real Estate, (iii) otherwise free (and, if such Real Estate is owned by a Subsidiary Guarantor, the Borrower’s direct and indirect Equity Interests in such Subsidiary Guarantor are free) of any Liens or Negative Pledges (other than Permitted Encumbrances), and (iv) regardless of whether such Property is owned by the Borrower or a Subsidiary Guarantor, the Borrower has the right directly, or indirectly through such Subsidiary Guarantor, to take the following actions without the need to obtain the consent of any Person: (A) to create Liens on such property as security for Indebtedness of the Borrower or such Subsidiary Guarantor, as applicable, and (B) to sell, transfer or otherwise dispose of such Real Estate;

(b)        which is a completed office or multi-family property located within the forty-eight (48) contiguous States of the United States or the District of Columbia, has received a temporary or permanent certificate of occupancy (or similar certificate or use permit) from the applicable jurisdiction;

(c)         as to which all of the representations set forth in Article III of this Agreement concerning Collateral Pool Properties are true and correct in all material respects; and

(d)         which is subject to a Mortgage and as to which the Administrative Agent and the Required Lenders have received and approved all Eligible Real Estate Qualification Documents, or will receive and approve them prior to inclusion of such Real Estate as a Collateral Pool Property.

“Eligible Real Estate Qualification Documents” means Schedule 1.2 attached hereto.

“Environmental Engineer” means such firm or firms of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Materials and related environmental matters and acceptable to the Administrative Agent in its reasonable discretion.

“Environmental Indemnity Agreements” means the Environmental Indemnity Agreements executed by the Borrower or a Subsidiary Guarantor in favor of Administrative Agent, for the benefit of Lenders, with respect to the Collateral Pool Properties, as modified and amended from time to time.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“Equity Issuance” means any offering of “securities” (as defined under the Securities Act) by the Borrower or the Parent in its Equity Interests in (i) a public offering registered under the Securities Act, or (ii) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities) (including common or preferred equity, hybrid securities, convertible securities and any and all warrants, rights or options to purchase any of the foregoing, in each case whether in a public offering or a private placement); provided that the foregoing shall not include issuances pursuant to incentive plans (including equity or equity-based plans and non-equity plans) and awards thereunder, and other existing contractual obligations to current or former management or employees or members of the board of directors of the Borrower or any of their subsidiaries. For all purposes under this Agreement, the term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent or the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent, the Borrower or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent, the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent, the Borrower or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Parent, the Borrower or any ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Parent, the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent, the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Parent, the Borrower or any ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash” means, at any time, the amount by which the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Parent, the Borrower and their Subsidiaries (other than RRT and its subsidiaries) exceeds $30,000,000.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of January 25, 2017, by and among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and the other financial institutions from time to time party thereto as lenders, fronting banks and agents.

“Existing Letter of Credit” means each letter of credit issued prior to the Effective Date by a Person that shall be an Issuing Bank and listed on Schedule 2.06.

“Facility” means each of the Term Facility and the Revolving Facility (and collectively, the “Facilities”).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned to such term in Section 1.05.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“FEMA” means the United States Federal Emergency Management Agency.

“Financeable Ground Lease” means, except as otherwise approved by the Required Lenders a ground lease that provides reasonable and customary protections for a potential leasehold mortgagee (“Mortgagee”) which include, among other things (a) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than thirty (30) years from the Effective Date, (b) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (c) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason or other protective provisions reasonably acceptable to Administrative Agent, (d) non-merger of the fee and leasehold estates, (e) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (f) that insurance proceeds and condemnation awards (from leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Flood Laws” means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitution therefor, any regulations promulgated thereunder, and all other statutes and regulations of any Governmental Authority relating to flood insurance.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty.

“Guarantors” means the Parent and the Subsidiary Guarantors.

“Harborside 1” means the Collateral Pool Property owned by Mack Cali Plaza I L.L.C., a New Jersey limited liability company (with reference to Block 11603; Lot 15 (vacant parcel) and Lot 16 (a/k/a Plaza I) and M-C Harborside Promenade L.L.C., a New Jersey limited liability company (with reference to Block 11603; to Lot 17), and located at 150 Hudson Street, Jersey City, New Jersey.

“Harborside 2 & 3” means the Collateral Pool Property owned by M-C Plaza II & III L.L.C., a New Jersey limited liability company and located at 200 Hudson Street, Jersey City, New Jersey a/k/a Plaza II (Block 11603; Lot 18) and 210 Hudson Street, Jersey City, New Jersey a/k/a Plaza III (Block 11603; Lot 18).

“Harborside 5” means the Collateral Pool Property owned by M-C Plaza V L.L.C., a New Jersey limited liability company and located at 185 Hudson Street, Jersey City, New Jersey a/k/a Plaza V (Block 11603; Lot 30 and Lot 30-X) subject to a (i) leasehold estate owned by Cal-Harbor V Urban Renewal Associates L.P., a New Jersey limited partnership, a Subsidiary of Borrower, and (ii) a sub-leasehold estate owned by Cal-Harbor V Leasing Associates L.L.C., a New Jersey limited liability company, a Subsidiary of Borrower.

“Harborside 6” means the Collateral Pool Property owned by Cali Harborside (Fee) Associates L.P., a New Jersey limited partnership and located at 135 Greene Street, Jersey City, New Jersey a/k/a Plaza IV-A (Block 11607; Lot 1 and Lot 1-X) subject to a (i) leasehold estate owned by Cal-Harbor VII Urban Renewal Associates L.P., a New Jersey limited partnership, a Subsidiary of Borrower, and (ii) a sub-leasehold estate owned by Cal-Harbor VII Leasing Associates L.L.C., a New Jersey limited liability company, a Subsidiary of Borrower.

“Harborside Hudson Street” means the Collateral Pool Property owned by Cali Harborside (Fee) Associates L.P., a New Jersey limited partnership, a private road (Block 11603; Lot 28) associated with one or more of the Initial Collateral Pool Properties, although it is owned by the fee owner of Harborside 6.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hyatt Hotel JV” means the Real Estate owned by Cal-Harbor So. Pier Urban Renewal Associates L.P., a joint venture investment of the Borrower as of the date hereof and more commonly known as the Hyatt, South Pier Harborside, Jersey City, New Jersey.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”

“Implied Facility Debt Service” means, as of any date of determination, the annual Debt Service payable on a loan in a principal amount equal to the outstanding principal amount of the Loans and Letters of Credit under the Facilities on such date of determination, assuming that such loan (i) amortizes over a period of thirty (30) years with equal payments of principal and interest due and payable on a monthly basis, and (ii) bears interest at a per annum rate equal to the greatest of (x) 5.50% per annum, (y) the current yield on United States treasuries having the closest maturity date to the tenth (10th) anniversary of the date of determination, plus 2.0%, and (z) the actual interest rate payable on the Loans as of the date of determination.

“Increased Amount Date” has the meaning assigned to such term in Section 2.04.

“Incremental Commitments” has the meaning assigned to such term in Section 2.04.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 9.03(c).

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Information” has the meaning assigned to it in Section 9.12.

“Initial Collateral Pool Properties” means the Collateral Pool Properties known as Harborside 1, Harborside 2 & 3, Harborside 5, Harborside 6 and Harborside Hudson Street.

“Insurance and Condemnation Event” means the receipt by any Loan Party or any of their Subsidiaries of any cash casualty insurance proceeds (for clarity, excluding insurance proceeds for financial (and not property) losses, such as business interruption insurance proceeds) or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective real or personal property.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the applicable Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the applicable Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender under the applicable Facility, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Capital One, National Association and any other Lender that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“Joinder Agreement” means the Joinder Agreement with respect to the Subsidiary Guaranty to be executed and delivered pursuant to Section 4A.05 by any Additional Subsidiary Guarantor, such Joinder Agreement to be substantially in the form attached to the Subsidiary Guaranty.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Leases” means leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate located on or comprising all or a portion of any Collateral Pool Property.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement and shall include each Existing Letter of Credit.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“LIBOR” has the meaning assigned to such term in Section 1.05.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection herewith by the Borrower or any Loan Party with or in favor of the Administrative Agent and/or the Lenders, including the Notes, the Guaranties, the Security Documents and any amendments, modifications or supplements thereto or waivers thereof, letter of credit applications and any agreements between the Borrower and an Issuing Bank regarding the issuance by such Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the Borrower and such Issuing Bank in connection thereunder.

“Loan Parties” means the Borrower and each Guarantor (including RRT).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Major Lease” has the meaning assigned to it in Section 5.17(a).

“Management Agreements” means written property management agreements providing for the management of the Collateral Pool Properties or any of them.

“Mandatory Prepayment Event” means any event triggering the prepayment requirement under clauses (i) through and including (iv) of Section 2.11(b).

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the business, properties, operations or financial condition of (i) the Borrower or (ii) Parent or (iii) the Borrower, Parent and their respective Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or any Guarantor to perform its payment and other material obligations under any of the Loan Documents, or (c) a material adverse effect on the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any Subsidiary (other than RRLP) or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the Revolving Maturity Date and/or the Term Loan Maturity Date, as the context may require.

“Maximum Rate” has the meaning assigned to it in Section 9.14.

“Minimum Release Price” means, with respect to a Collateral Pool Property, the amount set forth therefor in Schedule 2.11 (as amended from time to time pursuant to Section 4A.03).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgagee” has the meaning assigned to it in the definition of Financeable Ground Lease.

“Mortgages” means the Mortgages, Deeds to Secure Debt and/or Deeds of Trust from the Borrower or a Subsidiary Guarantor to the Administrative Agent for the benefit of the Lenders (or to trustees named therein acting on behalf of the Administrative Agent for the benefit of the Lenders), respecting the Collateral Pool Properties, previously, now or hereafter delivered to secure the Obligations, as the same may be modified or amended.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, all cash proceeds (including Cash and Cash Equivalents) received by any Loan Party or any of their Subsidiaries therefrom (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) in connection with such transaction or event less the sum of (i) any Tax Distributions and all income Taxes and other Taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction or event (provided that if estimated Tax Distributions or estimated Taxes exceed the amount of actual Tax Distributions or Taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds if greater than $100,000), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event (including, to the extent reasonable and customary, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, broker’s fees or commissions, legal fees, consulting fees, title insurance premiums paid in connection therewith, survey costs and mortgage recording and transfer Tax paid in connection therewith, and costs and expenses in connection with unwinding any derivatives contract in connection therewith), (iii) the principal amount of, premium (including a prepayment premium or exit fee), if any, and interest on any Indebtedness (other than Indebtedness under the Loan Documents) secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such transaction or event, to the extent such reserve is established in accordance with GAAP or as otherwise required pursuant to the documentation with respect to such Asset Disposition or Insurance and Condemnation Event, (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition and (D) for the payment of indemnification obligations; provided that, to the extent and at the time any such amounts are released from such reserve and received by such Loan Party or any of their Subsidiaries, such amounts shall constitute Net Cash Proceeds, and (v) in the case of an Insurance and Condemnation Event, amounts that are required to be applied to restoration or other uses pursuant to contractual obligations relating to the Real Estate affected by such Insurance and Condemnation Event, or are permitted to be (and are) applied to restoration or other uses pursuant to the Loan Documents, and (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by any Loan Party or any of their Subsidiaries therefrom less the sum of (i) all reasonable and customary fees, commissions, investment banking fees, consulting fees, attorneys’ fees, accountants’ fees, underwriting fees, costs, underwriting discounts and other expenses incurred in connection therewith and (ii) amounts required to be deposited or maintained in segregated accounts as reserves in connection with any such Debt Issuance; provided, however, that in the case of any Debt Issuance constituting Permitted Refinancing Indebtedness, such proceeds shall be limited to the amount determined pursuant to clause (a) of the definition thereof. Net Cash Proceeds received by any Subsidiary of the Borrower other than a Wholly Owned Subsidiary of the Borrower shall equal a percentage of the Net Cash Proceeds received by such Subsidiary pursuant to clause (a) or (b) above equal to the percentage that corresponds to the Loan Parties’ aggregate ownership share of such Subsidiary. In addition, Net Cash Proceeds received by any Subsidiary of the Borrower in connection with the disposition of the Hyatt Hotel JV shall be reduced by the amounts paid in connection with any investment pursuant to Section 6.05(g) to acquire the capital securities of its joint venture partner in the Hyatt Hotel JV prior to such disposition.

“Net Cash Proceeds Receipt Date” means, with respect to any Mandatory Prepayment Event, the date of receipt of Net Cash Proceeds from such Mandatory Prepayment Event required to be paid pursuant to Section 2.11(b).

“Net Casualty Proceeds” has the meaning assigned to it in Section 5.15(h).

“Net Condemnation Proceeds” has the meaning assigned to it in Section 5.16.

“New Revolving Loan Lender” has the meaning assigned to such term in Section 2.04.

“Notes” means the Revolving Credit Notes and the Term Notes.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Occupancy Rate” means, (i) with respect to any residential Real Estate at any time, the ratio, expressed as a percentage, of (a) the number of units actually leased to non-Affiliate tenants who are not subject to a Bankruptcy Event and who are paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default with respect to regularly scheduled payments has occurred and has continued unremedied for sixty (60) or more days to (b) the aggregate number of units of such property, and (ii) with respect to any office Real Estate at any time, the ratio, expressed as a percentage of (a) the net rentable square footage of such Real Estate actually leased by tenants that are not affiliated with the Borrower and paying rent (or subject to free rent for periods of ninety (90) days or less) at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for sixty (60) or more days to (b) the aggregate net rentable square footage of such Real Estate. For purposes of this definition, a tenant shall be deemed to actually occupy Real Estate notwithstanding a temporary cessation of operations for renovations, repairs or other temporary reason.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means Mack-Cali Realty Corporation, a Maryland corporation.

“Parent Guaranty” means the Parent Guaranty dated as of the date hereof executed and delivered by the Parent.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” has the meaning assigned to it in Section 9.16.

“Payment” has the meaning assigned to it in Section 8.06(c).

“Payment Notice” has the meaning assigned to it in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Disposition” means:

(a)         the disposition of Cash or Cash Equivalents in exchange for other Cash or Cash Equivalents and having reasonably equivalent value therefor;

(b)         the lease or sublease of assets and properties in the ordinary course of business, including ground leases and ground sub-leases of anchor pads, out-parcels and vacant land adjacent to Real Estate; and

(c)         disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business.

“Permitted Encumbrances” means:

(a)         Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)         pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)         deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)         judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f)         easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)         leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary;

(h)         Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(i)          Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(j)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods;

(k)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(l)          a reciprocal operating and easement agreement, being negotiated and intended to be executed and recorded against the Initial Collateral Pool Properties and other properties, to provide a coordinated plan for the construction, operation, maintenance and alteration of the property thereunder, including without limitation the general common areas, parking garages, the walkways and private roads, (1) in such form as shall be approved by the Administrative Agent and (2) to the extent approved by the Administrative Agent, to which the Lenders hereby agree to subordinate the Lien of the Mortgages pursuant to a commercially reasonable subordination agreement;

(m)        Liens granted, created or otherwise permitted pursuant to the Loan Documents; and

(n)         in the case of Collateral Pool Properties, the items set forth on Schedule B of the Title Policy for such Collateral Pool Property;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)         direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)         investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)         investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)         fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)         money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace Indebtedness that is outstanding as of the Effective Date (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) to the extent the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is greater than the sum of (i) the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, (ii) an amount equal to any original issue discount thereon, (iii) the amount of unpaid accrued interest and premium thereon, (iv) customary reserves required to be funded and maintained in connection with such Refinancing Indebtedness, and (v) other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, such excess shall be applied as a mandatory prepayment of the Obligations to the extent required pursuant to Section 2.11(b)(ii); (b) the scheduled amortization of such Refinancing Indebtedness (as a percentage of the principal amount of such Refinancing Indebtedness) shall not, before the maturity date of the Refinanced Indebtedness, be greater than the scheduled amortization of the Refinanced Indebtedness (as a percentage of the principal amount of such Refinanced Indebtedness), and the maturity of such Refinancing Indebtedness shall occur no earlier than the maturity date of the Refinanced Indebtedness, (c) such Refinancing Indebtedness shall not be secured by Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement; and (e) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Physical Condition Report” means, with respect to each Collateral Pool Property, a structural engineering report prepared by a company satisfactory to the Administrative Agent regarding the physical condition of such Collateral Pool Property, satisfactory in form and substance to the Administrative Agent in its reasonable discretion, which report shall, among other things, (a) confirm that such Collateral Pool Property and its use complies, in all material respects, with all applicable law (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all improvements on such Collateral Pool Property.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent, the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Agreement” means the Pledge Agreement dated as of the date hereof, by the Borrower and the Subsidiary Guarantors (other than RRT) in favor of the Administrative Agent on behalf of the Lenders.

“Potential Collateral” means any property of the Borrower or a Subsidiary Guarantor which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the completion and delivery of Eligible Real Estate Qualification Documents.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Property Manager Subordination Agreements” means any Property Manager Subordination Agreements executed by the property manager of a Collateral Pool Property in favor of Administrative Agent, for the benefit of the Lenders, as modified or amended from time to time

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.18.

“Real Estate” means all real property, together with all improvements thereon, at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries, including, without limitation, the Collateral Pool Properties.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Recourse” means, with reference to any obligation or liability, any liability or obligation that is not Without Recourse, directly or indirectly. For purposes hereof, a Person shall not be deemed to be “indirectly” liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor’s liabilities or obligations (e.g., by reason of a guaranty or contribution obligation, by operation of law or by reason of such Person’s being a general partner of such obligor).

“REIT” means a domestic trust or corporation that qualifies a real estate investment trust under the provisions of Section 856, et. seq. of the Code and any successor provisions.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulations” has the meaning assigned to such term in the definition of Eligible 1031 Cash Proceeds.

“Regulatory Amount” has the meaning assigned to such term in Section 5.15(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Rent Roll” means a report prepared by the Borrower showing for each Collateral Pool Property, its occupancy, tenants, lease expiration dates, lease rent and other information in substantially the form presented to Administrative Agent on or prior to the date hereof.

“Required Facility Lenders” means, with respect to any Facility, the holders of more than 50% of the total Term Loan Exposures and unused Term Loan Commitments or the total Revolving Commitments, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, after any termination of the Revolving Commitments, the holders of more than 50% of the total Revolving Credit Exposures); provided that, in the event any Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Facility Lenders” means Lenders (excluding all Defaulting Lenders) having more than 50% of the total Term Loan Exposures and unused Term Loan Commitments or the total Revolving Commitments (or total Revolving Credit Exposures), as the case may be, outstanding under such Facility (excluding the Term Loan Exposures, Term Loan Commitments, Revolving Commitments and Revolving Credit Exposures, as applicable, of all Defaulting Lenders). At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement with respect to any Facility, the term Required Facility Lenders shall in no event mean less than two Lenders under such Facility.

“Required Lender CPP Deliverables” means, with respect to any Potential Collateral for which the Borrower seeks approval as a Collateral Pool Property in accordance with the provisions of Section 4A.03, all of the following: (i) a summary description of the applicable Real Estate (including without limitation, the street address of such Real Estate, the size and type of property and such other information as may reasonably be required by the Administrative Agent and the Lenders to identify the location and the material characteristics of such Real Estate); (ii) a copy of the operating statements for such Real Estate for the last three (3) fiscal years (or such shorter period as may be available) and the interim operating statement for the most recent fiscal quarter; (iii) a copy of a current Rent Roll for such Real Estate; (iv) a summary of the historical Occupancy Rates for such Real Estate for the last ten (10) years (or such shorter period as may be available); (v) a copy of the Appraisal for such Real Estate; (vi) evidence as to whether the applicable Real Estate is a “Flood Hazard Property”, or is otherwise designated by FEMA as having special flood or mudslide hazards; (vii) copies of each environmental site assessment obtained by the Borrower with respect to such Real Estate; (viii) a copy of the Physical Condition Report obtained by the Borrower with respect to such Real Estate; (ix) a summary of any capital improvement program that is scheduled to be undertaken at such Real Estate, if applicable, (x) such other agreements, documents, certificates, reports or assurances as the Administrative Agent may reasonably require; and (xi) a new Borrowing Base Certificate showing, on a pro forma basis, the effect of the addition of such Real Estate as a Collateral Pool Property.

“Required Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time. At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term Required Lenders shall in no event mean less than two Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, the president or a Financial Officer.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinity, or any successor thereto.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.04, (b) reduced from time to time pursuant to Section 2.09 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01A, or in the Additional Credit Extension Amendment or the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $250,000,000.

“Revolving Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Credit Notes” means collectively, the separate promissory notes of the Borrower in favor of each Revolving Lender in substantially the form of Exhibit E-1 hereto.

“Revolving Facility” means the Revolving Commitments and the Revolving Loans made and Letters of Credit issued thereunder.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a) and Section 2.03.

“Revolving Maturity Date” means May 6, 2024.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Revolving Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“RRLP” means Roseland Residential L.P., a Delaware limited partnership.

“RRLP JV Agreement” means that certain Third Amended and Restated Limited Partnership Agreement of RRLP, dated June 28, 2019, by and among RRT, RPIIA-RLA Aggregator, L.L.C., and RPIIA-RLB, L.L.C., as the same may be amended from time to time.

“RRT” means Roseland Residential Trust, a Maryland real estate investment trust.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission of the United State of America.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means, collectively, the Mortgages, the Assignments of Leases and Rents, the Pledge Agreement, the Deposit Account Pledge Agreement, the Deposit Account Control Agreement, the Environmental Indemnity Agreements, any Property Manager Subordination Agreements, UCC-1 financing statements and any further collateral security agreements or assignments to the Administrative Agent for the benefit of the Lenders.

“Senior Unsecured Notes” means each of (i) the $300,000,000 principal amount of 4.500% Senior Unsecured Notes due April 18, 2022 and (ii) the $275,000,000 principal amount of 3.150% Senior Unsecured Notes due May 15, 2023.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stabilized Property” means any completed Real Estate that has achieved an Occupancy Rate of at least 80% for at least one (1) fiscal quarter.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” and “Subsidiary Guarantors” means individually, each Subsidiary of the Borrower party to the Subsidiary Guaranty as of the Effective Date, including any such Subsidiary which owns or ground-leases a Collateral Pool Property, and each Additional Subsidiary Guarantor, unless such Person is released from its obligations as a “Subsidiary Guarantor” hereunder in accordance with the terms hereof, and collectively, all of such Persons.

“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of the date hereof executed and delivered by the Subsidiary Guarantors.

“Supermajority Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 66-2/3% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Supermajority Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 66-2/3% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time. At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term Supermajority Lenders shall in no event mean less than two Lenders.

“Supported QFC” has the meaning assigned to it in Section 9.18.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Syndication Agent” means Capital One, National Association.

“Tangible Net Worth” means Total Asset Value minus Total Indebtedness.

“Tax Distribution” means, with respect to any Asset Disposition, an amount reasonably estimated to be equal to the tax liability or net capital gain required to be distributed pursuant to the Borrower’s agreement of limited partnership in connection with such Asset Disposition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a Borrowing of Term Loans.

“Term Facility” means the Term Loan Commitments and the Term Loans made thereunder.

“Term Loan” means a Loan made pursuant to Section 2.01(b) and Section 2.03.

“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans hereunder. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.01A. The initial aggregate amount of the Lenders’ Term Loan Commitments is $150,000,000.

“Term Loan Commitment Expiry Date” has the meaning assigned to such term in Section 2.01(b).

“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the outstanding principal amount of such Lender’s Term Loans.

“Term Loan Lender” means a Lender with a Term Loan Commitment or Term Loan Exposure.

“Term Loan Maturity Date” means November 6, 2022.

“Term Notes” means collectively, the separate promissory notes of the Borrower in favor of each Term Loan Lender in substantially the form of Exhibit E-2 hereto.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“Title Company” means First American Title Insurance Company and any other title insurance companies acceptable to the Administrative Agent.

“Title Policy Commitments” means the commitments to issue the Title Policies, issued by the Title Company for each Collateral Pool Property, along with copies of all instruments creating or evidencing exceptions or encumbrances to title.

“Title Policies” means an ALTA or equivalent form of Mortgagee Title Policy from the Title Company and insuring the priority and sufficiency of the Mortgages as first Liens upon the applicable Collateral Pool Properties, (a) in an aggregate amount equal to the maximum principal amount of the Loans, (b) showing all easements or other matters affecting the Collateral Pool Properties, all subject only to such exceptions or qualifications as are reasonably acceptable to the Administrative Agent, (c) insuring the priority of Liens granted by the Mortgages against all possible contractors’, suppliers, and mechanics’ lien claims that heretofore or hereafter arise, as well as certain survey matters, and (d) to the extent available, containing any customary endorsements or assurances that Administrative Agent may request for protection of its interests including, but not limited to (i) zoning endorsements, (ii) variable rate endorsements, (iii) usury endorsements, (iv) comprehensive endorsements, (v) access endorsements, insuring that there will be at least one location at each Collateral Pool Property with unlimited vehicular ingress and egress to an adjacent street, and (vi) other customary endorsements requested by the Administrative Agent and its counsel. Notwithstanding the foregoing, “Title Policies” includes any Title Policy approved by the Administrative Agent and is issued by the Title Company to the Administrative Agent on behalf of the Lenders on the Effective Date.

“Total Asset Value” means the sum of (a) for each Collateral Pool Property, the Appraised Value of such Collateral Pool Property, plus (b) for any land, Construction-in-Process, Real Estate that is not a Collateral Pool Property, and Unconsolidated Affiliate owned by the Borrower or a Subsidiary (other than RRLP and its subsidiaries), the book value (after any impairments) of such land, Construction-in-Process, Real Estate, and Unconsolidated Affiliate, plus (c) for RRLP, the sum of (i) for each Stabilized Property owned by RRLP and its consolidated subsidiaries, the book value (after any impairments) for each such Stabilized Property owned by RRLP, plus (ii) for any land, Construction-in-Process, non-Stabilized Property, and Unconsolidated Affiliate owned by RRLP and its consolidated subsidiaries, the book value (after any impairments) of such land, Construction-in-Process, non-Stabilized Property, and Unconsolidated Affiliate, minus (iii) all Indebtedness of RRLP and its consolidated subsidiaries and the pro-rata share of all Indebtedness of all entities partially-owned by RRLP, including, without duplication, any Recourse obligations, or contingent liabilities or obligations of RRLP and its subsidiaries, and minus (iv) the estimated future redemption value of preferred units in RRLP owned by Rockpoint Group, LLC and its affiliates;

provided that the aggregate portion of Total Asset Value attributable to land and Construction-in-Process owned by the Borrower and its subsidiaries (other than RRLP and its subsidiaries) and to entities partially owned by the Borrower and its subsidiaries (other than RRLP and its subsidiaries) shall be limited to 15% of Total Asset Value.

The Borrower’s pro rata share of assets held by its partially-owned subsidiaries will be included in the calculation of Total Asset Value consistent with the above-described treatment for wholly owned assets.

“Total Indebtedness” means the sum of all Indebtedness of the Parent and its consolidated subsidiaries and the pro-rata share of all Indebtedness of all partially-owned entities, in each case excluding Indebtedness of RRLP but including, without duplication, any Recourse obligations to the Parent, the Borrower, RRT, and the other Subsidiaries of the Borrower

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans at such time and (b) the total LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Affiliates” means, with respect to any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unsecured Indebtedness” means Indebtedness of a Person that is not secured by a Lien on any asset of such Person.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly Owned Subsidiary” means any Subsidiary of the Borrower that is directly or indirectly owned 100% by the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Without Recourse” or “without recourse” means, with reference to any obligation or liability of any Person, (a) any obligation or liability for which such Person is not liable or obligated other than as to its interest in designated Real Estate, the amount of its investment in a joint venture or other specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability or (b) if such Person owns only a single Real Estate asset, any liability or obligation of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.      Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.      Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)         Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.05.       Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.14(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.06.       Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 1.07.       Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01.       Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (b) the Total Revolving Credit Exposure exceeding the total Revolving Commitments or (c) non-compliance with Sections 6.14(a), 6.14(b) or 6.14(c). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)         Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make Term Loans to the Borrower on the Effective Date in an aggregate principal amount that will not result in (i) the aggregate principal amount of the Term Loans to be made by such Term Loan Lender exceeding its Term Loan Commitment, (ii) the aggregate principal amount of all Term Loans made by the Term Loan Lenders exceeding the total Term Loan Commitments, (iii) the aggregate principal amount of all Term Loans made by the Term Loan Lenders exceeding the aggregate outstanding principal amount of the Senior Unsecured Notes or (iv) non-compliance with Sections 6.14(a), 6.14(b) or 6.14(c). The Term Loan Commitments of the Lenders to make the Term Loans shall expire on the date on which the aggregate principal amount of Borrowings of Term Loans equals the aggregate Term Loan Commitments and in any case shall be no later than the day immediately following the Effective Date (the “Term Loan Commitment Expiry Date”). Any portion of the Term Loans that is repaid may not be reborrowed.

SECTION 2.02.     Loans and Borrowings. (a)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Loan Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)         Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)         At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven Eurodollar Revolving Borrowings or seven Eurodollar Term Borrowings outstanding.

(d)         Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03.      Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request and an executed Borrowing Base Certificate (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Term Borrowing, not later than 11:00 a.m., New York City time, the date of the proposed Borrowing, or (c) in the case of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)           the aggregate amount of the requested Borrowing, and whether such Borrowing is a Revolving Borrowing or a Term Borrowing;

(ii)          the date of such Borrowing, which shall be a Business Day;

(iii)         whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)         in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)          the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall forward the Borrowing Base Certificate to each Lender and advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.      Incremental Facilities. On one or more occasions at any time after the Term Loans have been paid in full and all Term Loan Commitments have terminated, the Borrower may by written notice to the Administrative Agent elect to request an increase to the Revolving Commitments (any such increase, the “Incremental Commitments”), by up to an aggregate amount not to exceed $75,000,000 for all Incremental Commitments. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that such Incremental Commitments shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders or other Persons that are Eligible Assignees willing to hold the requested Incremental Commitments; provided that (x) any Incremental Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $25,000,000 (or such lesser amount which equals the then remaining aggregate Incremental Commitments), (y) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment, and (z) any Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender”) to whom any portion of such Incremental Commitment shall be allocated shall be subject to the approval of the Borrower, the Administrative Agent and the Issuing Banks (such approval not to be unreasonably withheld or delayed), unless such New Revolving Loan Lender is an existing Lender.

The terms and provisions of any Incremental Commitments shall be identical to the existing Revolving Commitments; provided that the applicable commitment fee, upfront and other fees with respect to any Incremental Commitments shall be determined by the Borrower and the applicable New Revolving Loan Lenders and the applicable arrangement fees with respect to any Incremental Commitments shall be determined by the Borrower and the applicable arrangers for such Incremental Commitments.

The effectiveness of any Incremental Commitments and the availability of any borrowings under any such Incremental Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Commitments and borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.01, the Borrower would have been in compliance with the financial covenants set forth in Section 6.14 that are applicable at such time after giving effect to such Incremental Commitments; (y) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects on the effective date of such Incremental Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrower to authorize such Incremental Commitments and (B) if applicable, all corporate, partnership, member, or other necessary action taken by the Guarantors authorizing the Guaranty by such Guarantors of such Incremental Commitments; and (ii) if requested by the Administrative Agent, a customary opinion of counsel to the Borrower and, if applicable, the Guarantors (which may be in substantially the same form as delivered on the Effective Date) and addressed to the Administrative Agent and the Lenders, (iii) if requested by any Lender, new notes executed by the Borrower, payable to any new Lender, and replacement notes executed by the Borrower, payable to any existing Lenders; provided, that, such Lender shall promptly return any existing Notes held by such Lender to the Borrower (or, if lost, destroyed or mutilated, if requested by the Borrower, a lost note affidavit in customary form and including a customary indemnity), (iv) an executed Borrowing Base Certificate and an executed Compliance Certificate prepared using the financial statements of the Parent most recently provided or required to be provided and demonstrating pro forma compliance with the financial covenants in Section 6.14 after giving effect to such increase, (v) an Additional Credit Extension Amendment in form and substance satisfactory to, and executed by, the Borrower, the other Loan Parties, the Administrative Agent and the Lenders providing such increase, which shall be binding on all Lenders, and (vi) ratification agreements from the Loan Parties with respect to the Guaranties and the Security Documents as reasonably requested by the Administrative Agent.

On any Increased Amount Date on which Incremental Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Commitments to the Revolving Commitments, (b) each Incremental Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to its Incremental Commitment and all matters relating thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the Incremental Commitments and the New Revolving Loan Lenders, and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

The Incremental Commitments shall be affected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrower, the New Revolving Loan Lenders and the Administrative Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.04.

SECTION 2.05.     [Reserved].

SECTION 2.06.     Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Revolving Availability Period. The issuance of any such Letter of Credit requested by the Borrower shall be at the sole discretion of each Issuing Bank.

(b)         Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the lesser of (x) the total Letter of Credit Commitments and (y) $50,000,000, (iii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment and (iv) the sum of the Total Revolving Credit Exposure shall not exceed the total Revolving Commitments. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or

(ii)          the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(c)          Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d)          Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Revolving Lender’s Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Revolving Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.

(e)          Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)          Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)          Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)          Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Revolving Lender to the extent of such payment.

(i)           Replacement and Resignation of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii)          Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

(j)           Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Facility Lenders under the Revolving Facility (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remain outstanding after the expiration date specified in said paragraph (c), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed by the Borrower, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)          Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.07.     Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 12:00 noon (or 2:00 p.m., in the case of an ABR Revolving Borrowing requested on such day), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)         Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08.     Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower.

(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)         whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)         if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)         Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)         If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09.     Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Revolving Commitments shall terminate on the Revolving Maturity Date and (ii) the Term Loan Commitments shall terminate on the Term Loan Commitment Expiry Date as provided in Section 2.01(b).

(b)         The Borrower may at any time terminate, or from time to time reduce, the Commitments under a particular Facility; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (A) any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the sum of the Total Revolving Credit Exposure would exceed the total Revolving Commitments.

(c)         The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. Each reduction of the Commitments under a particular Facility shall be made ratably among the Lenders in such Facility in accordance with their respective Commitments under such Facility.

SECTION 2.10.     Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Term Loan Lender the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date.

(b)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)         The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)         The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)         Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form of Exhibit E-1 attached hereto with respect to Revolving Credit Notes and the form of Exhibit E-2 attached hereto with respect to Term Notes. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11.     Prepayment of Loans.

(a)          Optional. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section. Any Term Loans that are prepaid may not be reborrowed.

(b)         Mandatory Prepayments. Unless otherwise consented to by the Supermajority Lenders, the Borrower will be required to prepay Loans (without any corresponding reduction of the Revolving Commitments) as set forth in this Section 2.11(b):

(i)           Equity Issuances. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in Section 2.11(c) in an amount equal to 100% of the aggregate Net Cash Proceeds from any Equity Issuance. Such prepayment shall be made within five (5) Business Days after the Net Cash Proceeds Receipt Date of any such Equity Issuance.

(ii)          Debt Issuances. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in Section 2.11(c) in an amount equal to 100% of the aggregate Net Cash Proceeds from any Debt Issuance (including (A) the issuance of secured or unsecured notes or the borrowing of incremental loans under a revolving credit or term loan facility pursuant to new commitments provided after the Effective Date, and (B) any refinancings of such Indebtedness), but excluding (w) Indebtedness under this Agreement or the other Loan Documents, (x) Permitted Refinancing Indebtedness in respect of Indebtedness in existence as of the Effective Date (but subject to clause (a) of the proviso in the definition of “Permitted Refinancing Indebtedness”), (y) Capital Lease Obligations and ordinary course purchase money and equipment financings, and (z) intercompany Indebtedness among any of the Borrower and its Wholly Owned Subsidiaries to the extent permitted to be incurred under this Agreement; provided, that with respect to any Debt Issuance by RRLP or its Subsidiaries, the prepayment amount required hereunder shall be limited to the Net Cash Proceeds received by RRT. Such prepayment shall be made within five (5) Business Days after the Net Cash Proceeds Receipt Date of any such Debt Issuance.

(iii)         Asset Dispositions and Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in Section 2.11(c) in amounts equal to 100% of the aggregate Net Cash Proceeds from (a) any Asset Disposition (including, for the avoidance of doubt, (A) Net Cash Proceeds received by RRT from any Asset Disposition involving RRLP and its subsidiaries but excluding, for the avoidance of doubt, any Eligible Cash 1031 Proceeds following any 1031 Asset Disposition involving RRLP and its subsidiaries and (B) Net Cash Proceeds received by the Borrower or a Subsidiary with respect to the disposition of a Collateral Pool Property disposed of in accordance with Section 4A.04); provided that (x) an Asset Disposition of a Collateral Pool Property shall be required to generate minimum Net Cash Proceeds equal to or greater than the amount set forth as the Minimum Release Price for such Collateral Pool Property as shown on Schedule 2.11 (as amended from time to time pursuant to Section 4A.03) and (y) there shall be excluded from this clause (a) any Eligible Cash 1031 Proceeds from any 1031 Asset Disposition at any time, (b) any Eligible Cash 1031 Proceeds from any Asset Disposition other than a 1031 Asset Disposition after the Term Loans have been repaid in full, or (c) any Insurance and Condemnation Event, except to the extent that the Borrower confirms to the Administrative Agent that the Borrower reasonably expects to use such proceeds in the restoration, rebuilding or replacement of the applicable affected asset within 180 days (or, if committed within 180 days, within 360 days) of the Net Cash Proceeds Receipt Date and complies with the requirements set forth in Section 5.15(h). Such prepayments shall be made within five (5) Business Days after the Net Cash Proceeds Receipt Date of such Asset Disposition and within fifteen (15) Business Days after the Net Cash Proceeds Receipt Date of such Insurance and Condemnation Event, as applicable. Notwithstanding the foregoing, following the payment in full of the Term Loans, so long as no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, the Borrower may reinvest any Net Cash Proceeds generated from any Disposition of such Real Estate to acquire new Real Estate without being subject to a Mandatory Prepayment Event and the resulting prepayment obligations of this Section 2.11(b)(iii).

(iv)         Excess Cash. If the Parent, Borrower or their Subsidiaries (other than RRT and its subsidiaries) have Excess Cash as of the end of the last Business Day of any calendar week, the Borrower shall prepay outstanding Loans on the immediately following Business Day, which prepayment shall be in an amount equal to the lesser of (i) the amount of such Excess Cash as of the end of such immediately preceding Business Day and (ii) the aggregate principal amount of Loans then outstanding. Each prepayment of Loans pursuant to this Section 2.11(b)(iv) shall be applied in the manner set forth in Section 2.11(c).

(c)          Notice; Manner of Payment. Upon the occurrence of any Mandatory Prepayment Event, the Borrower shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Unless otherwise agreed by the Borrower and the Supermajority Lenders after the Effective Date, such Net Cash Proceeds shall be applied first to the repayment of the Term Loans until the Term Loans are paid in full and second to the repayment of the Revolving Loans (without a corresponding permanent reduction of the Revolving Commitments) until the Revolving Loans are paid in full. At each level of payment set forth in the first sentence of this Section 2.11(c), prepayments shall be applied first, ratably to any ABR Loans then outstanding, and, second, to any Eurodollar Loans then outstanding, and if more than one Eurodollar Loan is then outstanding, to each such Eurodollar Loan in order of priority beginning with the Eurodollar Loan with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Loan with the most number of days remaining in the Interest Period applicable thereto. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.16.

(d)         The Borrower shall notify the Administrative by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16.

SECTION 2.12.     Fees. (a) From the Effective Date until the last day of the Revolving Availability Period, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Revolving Lender, a commitment fee, computed at the rate of (i) 0.35% per annum, if for such period the average Total Revolving Credit Exposure was less than or equal to 50% of the then total Revolving Commitment and (ii) 0.25% per annum, if for such period the average Total Revolving Credit Exposure was more than 50% of the then total Revolving Commitment, in each case on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)         The Borrower agrees to pay (i) to the Administrative Agent for the ratable account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Banks a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of such Issuing Bank’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)         The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)         All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13.     Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)         The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)         [Reserved].

(d)         Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise (including automatic acceleration upon the occurrence of an Event of Default under Section 7.01(h) or (i)), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate otherwise applicable to ABR Loans as provided in paragraph (a) of this Section (the “Default Rate”). Upon the request of the Required Lenders, while any other Event of Default exists, the Borrower shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the applicable Default Rate.

(e)         Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.     Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)	the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)	the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)         Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(c)         Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d)         In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)         The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f)          Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)         Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

SECTION 2.15.     Increased Costs. (a) If any Change in Law shall:

(i)	impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank;

(ii)	impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)	subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)         If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)         A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)         Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.     Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17.     Withholding of Taxes; Gross-Up. (a)  Payments Free of Taxes Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)         Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)         Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)         Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)         Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)          Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)        any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4)            to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)         Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)         Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)          Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.     Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to Issuing Banks as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.

(b)         If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)         If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and accrued interest thereon than the proportion received by any other applicable Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class and participations in LC Disbursements of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)         Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.19.     Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)         If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lender or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20.     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)         fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 2.12(a);

(b)         any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)          the Commitments, Term Loan Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) ); provided that (i) such Defaulting Lender’s Commitments may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(d)          if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)           all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment;

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)         if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)         if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(v)          if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)          so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(d), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Issuing Banks shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower, and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Commitments.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.     Organization; Powers. Each of the Parent, the Borrower and their respective Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.     Authorization; Enforceability. The Transactions are within each of the Parent’s and the Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.     Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent, the Borrower or any of their respective Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, the Borrower or any of their respective Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent, the Borrower or any of their respective Subsidiaries, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the Parent, the Borrower or any of their respective Subsidiaries, other than Liens in favor of the Administrative Agent pursuant to the Security Documents.

SECTION 3.04.     Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Parent as of and for the fiscal year ended December 31, 2020, reported on by PricewaterhouseCoopers LLP, independent public accountants, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)         Since December 31, 2020, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent, the Borrower and their respective Subsidiaries, taken as a whole.

SECTION 3.05.     Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances, Liens permitted under Section 6.02, or defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the assets included as Collateral Pool Properties for purposes of this Agreement satisfies the requirements for Eligible Real Estate set forth in the definition thereof in all material respects or otherwise permitted hereunder. As of the Effective Date, Schedule 3.05 is a list of the Collateral Pool Properties.

(b)         Each of the Parent, the Borrower and their respective Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Parent and the Borrower, the use thereof by the Parent, the Borrower and their respective Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.     Litigation and Environmental Matters. (a) Other than Disclosed Matters set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened in writing against the Parent, the Borrower or any of their respective Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)         Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Parent, the Borrower or any of their respective Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. Except for the Disclosed Matters and any of the following matters that would not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received written notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Collateral Pool Properties, may: (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or legal claim or other environmental liability, or (z) cause any of the Collateral Pool Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. Except for the Disclosed Matters, there is no civil, criminal, or administrative action, suit, hearing, written notice, or demand letter, written mandate, order, lien, written request, investigation, or proceeding pending or, to the Parent’s or the Borrower’s knowledge, threatened, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect. None of the Collateral Pool Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To either the Parent’s or the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Collateral Pool Properties are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal would not reasonably be expected to result in a Material Adverse Effect.

(c)         Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.     Compliance with Laws and Agreements. Each of the Parent, the Borrower and their respective Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08.     Investment Company Status. Neither the Parent, the Borrower nor any of their respective Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.     Taxes. Each of the Parent, the Borrower and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.     ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.     Disclosure. (a) Each of the Parent and the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Parent, the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b)         As of the Effective Date, to the knowledge of the Parent and the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12.     Anti-Corruption Laws and Sanctions. Each of the Parent and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, the Borrower, their respective Subsidiaries and their respective officers and directors and to the knowledge of the Parent and the Borrower their respective Affiliates, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent, the Borrower, any of their respective Subsidiaries, any of their respective directors or officers or employees, or (b) to the knowledge of the Parent and the Borrower, any Affiliate or agent of the Parent, the Borrower or any Subsidiary thereof that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transaction will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.13.     Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.14.     Plan Assets; Prohibited Transactions. None of the Parent, the Borrower or any of their respective Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

SECTION 3.15.     Margin Regulations. Neither the Parent nor the Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

SECTION 3.16.     Solvency. The Parent, the Borrower and their respective Subsidiaries taken as a whole are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.

SECTION 3.17.     Status of Parent. The Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Code to allow the Parent to maintain its status as a REIT. The Parent does not own any material assets or conduct any material business other than its ownership of Equity Interests in the Borrower and activities reasonably related or ancillary thereto.

SECTION 3.18.     Subsidiaries. As of the Effective Date, (a) Schedule 3.18 sets forth the name and jurisdiction of incorporation of each material Subsidiary of the Parent and the Borrower and each material Unconsolidated Affiliate of each of the Parent and the Borrower and (b) except as disclosed on Schedule 3.18, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned by the Parent, the Borrower or any Subsidiary in any such Subsidiary or Unconsolidated Affiliate.

SECTION 3.19.     Collateral Pool Properties. Except as set forth in Schedule 3.19 or as set forth in the written engineer reports provided to Administrative Agent (and forwarded to the Lenders) on or before the date hereof or in connection with the inclusion of any applicable Collateral Pool Property, all of the Collateral Pool Properties, and all major building systems located thereon, are structurally sound, in reasonably good condition and working order and free from material defects (other than latent defects), subject to ordinary wear and tear, except for such portion of such Real Estate which is not occupied by any tenant and which may not be in final working order pending final build-out of such space and except where such defects have not had and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties as of the date of this Agreement (with respect to the Initial Collateral Pool Properties) or the date any Real Estate becomes a Collateral Pool Property (with respect to any future Collateral Pool Properties) each of the Collateral Pool Properties, and the use and operation thereof, is in compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands, tidelands, and Environmental Laws except in cases where such non-compliance would not have a Material Adverse Effect. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Collateral Pool Property are installed to the property lines of the Collateral Pool Property through dedicated public rights of way or through perpetual private easements with respect to which the applicable Mortgage creates a valid and enforceable first lien subject to Permitted Encumbrances and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law, and except where the failure of any of the foregoing would not reasonably be expected to have a Material Adverse Effect. There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Collateral Pool Properties which are payable by the Parent, the Borrower or any Subsidiary Guarantor (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). Except as set forth in Schedule 3.19, there are no pending, or to the knowledge of the Loan Parties threatened in writing or contemplated, eminent domain proceedings against any of the Collateral Pool Properties. Except as set forth in Schedule 3.19, none of the Collateral Pool Properties is now materially damaged as a result of any fire, explosion, accident, flood or other casualty. Except as set forth in Schedule 3.19, none of the Loan Parties has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Collateral Pool Properties or canceling or threatening to cancel any policy of insurance, and each of the Collateral Pool Properties complies with the requirements of all of the Loan Parties’ insurance carriers, except where any of the foregoing would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.19 and any Management Agreements which do not require the consent of the Administrative Agent pursuant to Section 5.11, the Loan Parties have no Management Agreements for any of the Collateral Pool Properties. To the knowledge of the Loan Parties, there are no claims or any bases for claims in respect of any Collateral Pool Property or its operation by any party to any service agreement or Management Agreement that would have a Material Adverse Effect. No person or entity has any right or option to acquire any Collateral Pool Property or any Building thereon or any portion thereof or interest therein.

SECTION 3.20.     Mortgages and Pledge Agreement. Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Real Estate identified therein in conformity with applicable laws, except to the extent the enforceability thereof may be limited by applicable debtor relief laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when the Mortgages and UCC financing statements prepared in connection therewith in appropriate form are duly recorded at the locations required pursuant to applicable laws, and recording or similar taxes, if any, are paid, the Mortgages shall constitute a legal, valid and enforceable Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Real Estate, in each case prior and superior in right to any other Lien (other than Permitted Encumbrances). The Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Equity Interests identified therein in conformity with applicable laws, except to the extent the enforceability thereof may be limited by applicable debtor relief laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when the UCC financing statements prepared in connection therewith in appropriate form are duly recorded at the locations required pursuant to applicable laws, and filing or similar fees, if any, are paid, the Pledge Agreement shall constitute a legal, valid and enforceable Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Equity Interests, in each case prior and superior in right to any other Lien (other than Permitted Encumbrances).

SECTION 3.21.     Material Contracts. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries that is party to any Material Contract has materially performed and is in material compliance with all of the terms of such Material Contract, and no material default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a material default or event of default, exists with respect to any such Material Contract.

ARTICLE IV

Conditions

SECTION 4.01.     Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)         The Administrative Agent (or its counsel) shall have received from each party thereto a counterpart of this Agreement and each other Loan Document signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(b)         The Borrower shall have executed and delivered to the Administrative Agent Notes for the account of each Lender that shall have requested the same.

(c)         The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Seyfarth Shaw LLP, New York and Delaware counsel for the Loan Parties, (ii) Ballard Spahr LLP, Maryland counsel to the Parent, and (iii) Ashenfelter, Trembulak, McDonough, Golia & Trevenien, LLP, New Jersey counsel to the Loan Parties, in each case covering such matters relating to the Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(d)         The Administrative Agent shall have received the following items from the Borrower:

(i)           Certificates of good standing for each Loan Party from the states of organization of such Loan Party and from each other state where such Loan Party is required by law to be registered, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Effective Date;

(ii)          Copies of the formation documents of each Loan Party certified by an officer of such Loan Party, together with all amendments thereto;

(iii)         Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(iv)         Copies, certified by a Secretary or an Assistant Secretary or other Responsible Officer of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Borrowings provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Loan Parties;

(v)          (A) audited consolidated financial statements of the Parent and its Subsidiaries for the fiscal year ended December 31, 2020, (B) unaudited interim consolidated financial statements of the Parent and its Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (A) of this paragraph, and (C) pro-forma financial covenant projections for 2021;

(vi)         UCC financing statement, judgment, bankruptcy and tax lien searches with respect to each Loan Party from its state of organization;

(vii)        A Borrowing Request, addressed to the Administrative Agent and signed by an officer of the Borrower, together with such other related money transfer and borrowing authorizations as the Administrative Agent may have reasonably requested;

(viii)       A Compliance Certificate demonstrating compliance with the financial covenants set forth in Section 6.14 on a pro-forma basis as of the Effective Date based on the financial statements for the fiscal quarter ending March 31, 2021 and after giving effect to the Transactions and taking into account any material asset acquisitions or disposition and any incurrence or repayment of material Indebtedness since March 31, 2021;

(ix)         A Borrowing Base Certificate, after taking into account the Loans to be made and Letters of Credit to be issued on the Effective Date;

(x)          Certificates of Insurance evidencing the insurance required by Section 5.15 (including, without limitation, flood insurance policies, if applicable) and naming the Administrative Agent as mortgagee and additional insured, as applicable, together with evidence, with respect to the Initial Collateral Pool Properties, as to whether the same is a “Flood Hazard Property”, or is otherwise designated by FEMA as having special flood or mudslide hazards;

(xi)          The Eligible Real Estate Qualification Documents for each Initial Collateral Pool Property, in form and substance reasonably satisfactory to the Administrative Agent;

(xii)         Appraisals for each Initial Collateral Pool Property, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have determined the Appraised Value for each Initial Collateral Pool Property;

(xiii)        Environmental site assessments for each Initial Collateral Pool Property, dated within 180 days, in form and substance reasonably satisfactory to the Administrative Agent and a reliance letter with respect thereto for the benefit of the Administrative Agent;

(xiv)        An ALTA survey of each Initial Collateral Pool Property and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to Administrative Agent and the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement);

(xv)         With respect to each Initial Collateral Pool Property true and correct copies of each tenant lease, and (if applicable) Guarantees thereof;

(xvi)        (A) executed, acknowledged, and/or sworn to as required counterparts of the Mortgages and Assignments of Leases and Rents for each Initial Collateral Pool Property, which shall have been delivered to the Title Company and released for recordation in the official records of the city or county in which each such Initial Collateral Pool Property is located, and (B) UCC-1 financing statements which shall have been furnished for filing in all filing offices that the Administrative Agent may require;

(xvii)       A Title Policy or a Title Policy Commitment with respect to each Initial Collateral Pool Property, each in form and substance satisfactory to the Administrative Agent, together with evidence of payment of all title premiums with respect to such Title Policies and all recording fees and taxes with respect to the Security Documents relating thereto; and

(xviii)      A Physical Condition Report and a zoning report for each Initial Collateral Pool Property, each in form and substance satisfactory to the Administrative Agent;

(e)         The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(f)          The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder, or satisfactory evidence that such fees and amounts will be paid out of the initial Borrowing hereunder.

(g)         The Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Loan Parties, and the validity and enforceability against the Loan Parties, of the Loan Documents, or in connection with any of the transactions contemplated thereby to occur on or prior to the Effective Date, and such consents, licenses and approvals shall be in full force and effect

(h)         (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Loan Parties and their Affiliates requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(i)          The Administrative Agent shall have received a copy of the redemption notices with respect to the Senior Unsecured Notes that have been delivered by the Borrower to Wilmington Trust Company, as trustee for the holders of the Senior Unsecured Notes (the “Trustee”), pursuant to the Indenture dated March 16, 1999 and any supplemental indentures thereto (collectively, the “Indenture”) in form and substance satisfactory to the Administrative Agent, and the Borrower shall have deposited with the Trustee sufficient funds (from the proceeds of the Loans and from the proceeds of asset dispositions) to redeem the Senior Unsecured Notes in full on the Effective Date in accordance with Article XI and Article XIV of the Indenture, all pursuant to redemption and satisfaction arrangements satisfactory to the Administrative Agent.

(j)          The Administrative Agent shall have received satisfactory evidence that the Existing Credit Agreement has been terminated, that all loans thereunder have been repaid in full and all commitments thereunder have been terminated.

(k)         The Administrative Agent shall have received such other customary documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request to realize the practical benefit of the transactions contemplated by this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on or before June 15, 2021 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)         The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, or extension of such Letter of Credit, as applicable (except for representations and warranties made as of an earlier date (which shall be true and correct in all material respects as of such earlier date).

(b)         At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)         As provided in Section 2.03, the Administrative Agent shall have received a Borrowing Request and a Borrowing Base Certificate executed by the Borrower.

(d)         The Administrative Agent shall have received a Compliance Certificate executed by the Borrower demonstrating compliance with the financial covenants set forth in Sections 6.14(a), (b) and (c) after giving effect to such Borrowing or issuance, amendment or extension of such Letter of Credit.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE 4A

Collateral Security

SECTION 4A.01.     Collateral. The Obligations shall be secured by a perfected first priority lien and security interest to be held by the Administrative Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents (and in the case of Collateral that is not real property, in which a security interest can be perfected by the filing of UCC financing statements describing said property as “all assets” of the debtor or containing a similar description).

SECTION 4A.02.     Appraisals; Adjusted Value.

(a)         The Administrative Agent may, for the purpose of determining the current Appraised Value of the Collateral Pool Properties, obtain new Appraisals or an update to existing Appraisals with respect to such Collateral Pool Property, or any of them, as the Administrative Agent or Lender shall determine (i) at any time that the regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require more frequent Appraisals (which shall include, without limitation, a requirement that new Appraisals be obtained in connection with any Incremental Commitments pursuant to Section 2.04 if the existing Appraisals are more than twelve (12) months old) , (ii) at any time while an Event of Default is in existence, (iii) at the request of the Borrower on one occasion during the term of this Agreement or (iv) at the request of the Required Lenders on one occasion during the term of this Agreement. In any such case, such Appraisals will be ordered by Administrative Agent and reviewed and approved by the appraisal department of the Administrative Agent and the Required Lenders, in order to determine the current Appraised Value of the Collateral Pool Properties, and the Borrower shall pay to Administrative Agent within ten (10) Business Days of written demand all reasonable and out-of-pocket costs of such Appraisals.

(b)         The Borrower acknowledges that the Administrative Agent and the Required Lenders have the right to reasonably approve any Appraisal for a Collateral Pool Property performed pursuant to this Agreement. The Borrower further agrees that the Lenders and Administrative Agent do not make any representations or warranties with respect to any Appraisal and shall have no liability as a result of or in connection with any Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrower’s idea of the value of such property.

SECTION 4A.03. Addition of Collateral Pool Properties. The Borrower shall have the right, subject to the consent of the Administrative Agent, each of the Arrangers and the Required Lenders (which consent shall not be unreasonably withheld, delayed or conditioned) and the satisfaction of the conditions set forth in this Section 4A.03, to add (or substitute) Potential Collateral to the Collateral as a Collateral Pool Property. Once so added, such new Collateral Pool Property shall be added to Schedule 2.11 with a Minimum Release Price denoted therefor approved by the Administrative Agent and the Required Lenders, and such updated and supplemented Schedule 2.11 shall be substituted for the prior version of such approved Schedule 2.11. In the event the Borrower desires to add additional Potential Collateral as aforesaid, the Borrower shall provide written notice to the Administrative Agent of such request (which the Administrative Agent shall promptly furnish to the Lenders). With respect to such Potential Collateral, the Administrative Agent shall promptly furnish Required Lender CPP Deliverables to the Lenders as they become available. The Lenders shall use good faith efforts to review each of the Required Lender CPP Deliverables within ten (10) days of receipt. Thereafter, the Administrative Agent shall have ten (10) Business Days from the date of the receipt by the Administrative Agent and the Lenders of all Required Lender CPP Deliverables to advise the Borrower of the approval or rejection of such Potential Collateral by the Administrative Agent, the Arrangers or the Lenders, as applicable. If any Lender or Arranger shall fail to respond to Administrative Agent within such ten (10) Business Day period, such Lender or Arranger shall be deemed to have approved such proposed addition of Potential Collateral to the Collateral Pool Properties. Notwithstanding the foregoing, no Potential Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied or waived by the Administrative Agent, each of the Arrangers and the Required Lenders:

(i)           the proposed Real Estate shall be Eligible Real Estate;

(ii)          the direct owner of such Eligible Real Estate in connection with the inclusion of such Potential Collateral as Collateral hereunder and under the other Loan Documents (to the extent such direct owner or other Person is not already party to this Agreement and/or such other Loan Documents, as applicable) shall have executed a Joinder Agreement and satisfied the conditions of Section 4A.05;

(iii)         the Administrative Agent (on behalf of the Lenders) shall have received, and forwarded to the Lenders, copies of the “Certificates of Insurance” in compliance with, and as more particularly described in, the schedule of Eligible Real Estate Qualification Documents;

(iv)         the Borrower or the owner of the Eligible Real Estate shall have executed and/or delivered to the Administrative Agent a Mortgage and all other Eligible Real Estate Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;

(v)          the Borrower shall have executed and delivered to the Administrative Agent (which the Administrative Agent shall promptly forward to the Lenders) an executed Borrowing Base Certificate and a Compliance Certificate prepared using the financial statements of the Parent most recently provided or required to be provided to the Administrative Agent under Section 5.01 adjusted in the best good faith estimate of the Borrower solely to give effect to the proposed addition; and

(vi)         after giving effect to the inclusion of such Potential Collateral in connection with each Borrowing Request, each of the representations and warranties made by or on behalf of the Borrower or any of the other Loan Parties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition (or any replacement) of Collateral Pool Properties, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except where the failure of any representation to be true and correct is not reasonably likely to have a Material Adverse Effect and no Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate of the Borrower to such effect; and

Notwithstanding the foregoing, in the event such Potential Collateral does not qualify as Eligible Real Estate, such Potential Collateral shall nevertheless be included as a Collateral Pool Property, so long as (x) the conditions set forth in clauses (ii) through (v) of this Section 4A.03 have been satisfied, and (y) the Administrative Agent shall have received the prior written approval by each of the Lenders of the inclusion of such Real Estate as a Collateral Pool Property.

Notwithstanding the foregoing, prior to the Administrative Agent’s acceptance of a Mortgage for any new Potential Collateral, (i) the Administrative Agent agrees to promptly share with the Lenders copies of all documentation delivered by Borrower to demonstrate such property’s compliance with the requirements of the Flood Laws, which documentation must be acceptable to each Lender, and (i) unless otherwise agreed by such Lender, each Lender shall have at least thirty (30) days to complete any necessary flood insurance due diligence to its reasonable satisfaction.

SECTION 4A.04.     Release of Collateral Pool Property. If no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 4A.04, including any mandatory pre-payment pursuant to Section 2.11 in connection with the transactions contemplated by this Section 4A.04), the Administrative Agent shall release a Collateral Pool Property from the Lien or security title of the Security Documents encumbering the same upon the written request of the Borrower, subject to and upon the following terms and conditions:

(a)         The Borrower shall have provided the Administrative Agent (which the Administrative Agent shall promptly forward to the Lenders) with written notice of its intention to remove any specified Collateral Pool Property from the Collateral at least three (3) Business Days prior to the requested release (which notice may be revoked by the Borrower at any time);

(b)         No fewer than two (2) Collateral Pool Properties, shall remain in the pool of Collateral Pool Properties with a Collateral Pool Value greater than or equal to $800,000,000 following any such removal in accordance with Section 6.14(b) and Section 6.14(c), and all such remaining Collateral Pool Properties shall continue to satisfy the requirements for “Eligible Real Estate”;

(c)         The Borrower shall submit to the Administrative Agent (which the Administrative Agent shall promptly forward to the Lenders) with such request an executed Borrowing Base Certificate and a Compliance Certificate prepared using the financial statements of the Parent most recently provided or required to be provided to the Administrative Agent under Section 5.01 adjusted in the best good faith estimate of the Borrower solely to give effect to the proposed release and demonstrating compliance with the financial covenants set forth in Section 6.14 after giving effect to such release and the mandatory prepayments pursuant to Section 2.11;

(d)         all release documents to be executed by the Administrative Agent shall be in form and substance reasonably satisfactory to the Administrative Agent;

(e)         The Borrower shall pay all reasonable costs and expenses of the Administrative Agent in connection with such release, including without limitation, reasonable attorney’s fees;

(f)          The Borrower shall make the mandatory prepayments required by Section 2.11;

(g)         With respect to a release of any Initial Collateral Pool Property: (i) Borrower shall, at Borrower’s sole cost and expense, legally subdivide such Initial Collateral Pool Property from the balance of the Initial Collateral Pool Properties (to the extent not already legally subdivided); (ii) title to the balance of the Initial Collateral Pool Properties (exclusive of the Initial Collateral Pool Property for which a release is requested) shall remain insured by the Title Company pursuant to an endorsement to the Title Policy issued by the Title Company in form reasonably satisfactory to Administrative Agent in the full amount of the Obligations; (iii) the balance of the Initial Collateral Pool Properties (exclusive of the Initial Collateral Pool Property for which a release is requested) shall continue to have adequate, insurable legal pedestrian and vehicular access to a public way as determined by the Administrative Agent in its reasonable discretion; (iv) the balance of the Initial Collateral Pool Properties (exclusive of the Initial Collateral Pool Property for which a release is requested) shall comply with all applicable zoning and land use laws and requirements, as evidenced by an updated zoning report in form reasonably satisfactory to Administrative Agent or as otherwise reasonably determined by the Administrative Agent; and (vi) if required by the Administrative Agent in its reasonable discretion, Borrower shall deliver to Administrative Agent an update of the survey in form reasonably satisfactory to Administrative Agent; and

(h)         without limiting or affecting any other provision hereof, any release of a Collateral Pool Property will not cause the Borrowers to be in violation of the financial covenants set forth in Section 6.14.

SECTION 4A.05.     Additional Subsidiary Guarantors. As and to the extent that the Borrower shall request that certain Real Estate directly or indirectly owned by a Wholly Owned Subsidiary of the Borrower be included as a Collateral Pool Property as contemplated by Section 4A.03 and such Real Estate is approved for inclusion as a Collateral Pool Property in accordance with the terms hereof, the Borrower shall cause the applicable Subsidiary that owns such Real Estate directly to execute and deliver to Administrative Agent a Joinder Agreement, whereby such Subsidiary shall become a Subsidiary Guarantor. Each such Subsidiary shall be authorized to be a Subsidiary Guarantor hereunder and to execute such Security Documents as Administrative Agent may require. The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to a Subsidiary Guarantor to be true and correct with respect to each such Subsidiary. In connection with the delivery of such Joinder Agreement, the Borrower shall deliver to the Administrative Agent such organizational agreements, resolutions, consents, opinions, know-your-customer information and other documents and instruments as the Administrative Agent or any Lender may reasonably require.

SECTION 4A.06.     Release of Certain Subsidiary Guarantors. In the event that all Collateral Pool Properties directly or indirectly owned by a Subsidiary Guarantor shall have been released as Collateral for the Obligations in accordance with the terms of this Agreement, then such Subsidiary Guarantor shall cease to be a Subsidiary Guarantor and shall be deemed to be fully released by Administrative Agent and the Lenders from all Obligations, and from any other liability under this Agreement and the Subsidiary Guaranty, without the need of any further action from the Administrative Agent or any Lender; provided that, the Administrative Agent shall, at Borrower’s request, execute and deliver all applicable customary release documentation reasonably requested by Borrower.

SECTION 4A.07. Release of Collateral. Upon the refinancing or repayment of the Obligations in full, then the Administrative Agent shall release the Collateral from the Lien and security interest of the Security Documents.

SECTION 4A.08. MIRE Event. Notwithstanding anything to the contrary set forth herein, no MIRE Event may be closed until the date on which the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction; provided that no Lender shall unreasonably delay, withhold or condition such confirmation. For purposes hereof, “MIRE Event” means, any increase, extension or renewal of any of the Commitments or Loans (including any increase of Revolving Commitments pursuant to Section 2.04 or otherwise, but excluding (i) any continuation or conversion of Loans, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.     Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender, including their Public-Siders:

(a)         within 90 days after the end of each fiscal year of the Parent and the Borrower (commencing with the fiscal year ended December 31, 2021), each of their audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent, the Borrower, as applicable, and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)         within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent and the Borrower (commencing with the fiscal quarter ended March 31, 2021), each of their consolidated and consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent, the Borrower, as applicable, and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)         concurrently with any delivery of financial statements under clause (a) or (b) above, a (i) a Compliance Certificate (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set forth in Section 6.14) and (C) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (ii) a Borrowing Base Certificate; (iii) an operating summary with respect to each Collateral Pool Property including without limitation, a quarterly and year-to-date statement of Collateral Pool NOI and a leasing/occupancy status report together with a current Rent Roll for such Collateral Pool Property; (iv) a listing of all Real Estate; and (v) copies of all appraisals obtained by the Borrower or any other Loan Party with respect to the Real Estate other than the Collateral Pool Properties since the delivery of the prior Compliance Certificate;

(d)         concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)         promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent or the Borrower to its shareholders generally, as the case may be;

(f)          promptly after receipt thereof by the Parent, the Borrower or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of the Borrower or any Subsidiary thereof;

(g)         promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent or the Borrower by independent accountants in connection with the accounts or books of the Parent, the Borrower or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;

(h)         [reserved]; and

(i)          promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

SECTION 5.02.     Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)         the occurrence of any Default;

(b)         the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent, the Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)         the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent, the Borrower and their respective Subsidiaries in an aggregate amount exceeding $5,000,000;

(d)         notice of any action arising under any Environmental Law or of any noncompliance by the Parent, the Borrower or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(e)         any material change in accounting or financial reporting practices by the Parent, the Borrower or any Subsidiary;

(f)          [reserved];

(g)         notice of any Liens, set-offs or other claims against any Collateral Pool Property that if adversely determined, could reasonably be expected to result in a Material Adverse Effect or could materially impair the value of such Collateral Pool Property;

(h)         any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(i)          any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of Mack-Cali Realty, L.P. Revolving Credit and Term Loan Agreement dated May 6, 2021” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.     Existence; Conduct of Business. The Borrower will, and will cause the Parent and each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Parent shall maintain its status as a REIT under the Code. The Parent shall own substantially all of its properties and conduct substantially all of its business through the Borrower and Subsidiaries of the Borrower.

SECTION 5.04.     Payment of Obligations. Subject to Section 5.13 with respect to Collateral Pool Properties, the Borrower will, and will cause the Parent and each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.     Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted. Without limiting the generality of the foregoing, (i) the Borrower will cause all of the Collateral Pool Properties to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of such Collateral Pool Property, except in each case under (i) or (ii) above to the extent the failure to do so would not result in a Material Adverse Effect. The Borrower shall cause the Loan Parties to promptly and diligently comply with the reasonably and necessary recommendations of the Environmental Engineer concerning the maintenance, operation or upkeep of the Collateral Pool Properties contained in the building inspection and environmental reports delivered to the Administrative Agent or otherwise obtained by the Loan Parties with respect to the Collateral Pool Property, that are required by Environmental Laws.

SECTION 5.06.     Books and Records; Inspection Rights. The Borrower will, and will cause the Parent and each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause the Parent and each of its Subsidiaries to, permit the Lenders, coordinated through the Administrative Agent, (a) on an annual basis as a group, or more frequently if required by law or by regulatory requirements of a Lender or if an Event of Default shall have occurred and be continuing, to visit and inspect any of the properties of the Borrower, Partner or any of their respective Subsidiaries, and to examine the books of account of the Borrower, Parent and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and (b) to discuss the affairs, finances and accounts of the Borrower, Partner and their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals during normal business hours as the Administrative Agent may request; provided that the Borrower shall only be responsible for the costs and expenses incurred by the Administrative Agent and the Lenders in connection with such inspections after the occurrence and during the continuance of an Event of Default; and provided further that the Administrative Agent and each Lender agrees to treat any non-public information delivered or made available by the Borrower to it in accordance with Section 9.12 and Section 9.13.

SECTION 5.07.     Compliance with Laws. The Borrower will, and will cause the Parent and each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.     Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries; provided that a portion of the proceeds of the Revolving Loans may be used to repay the outstanding Senior Unsecured Notes if the proceeds of the Term Loans are not sufficient to repay the outstanding Senior Unsecured Notes in full on the Effective Date. The proceeds of the Term Loans will be used only for the repayment of the outstanding Senior Unsecured Notes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. Letters of Credit will be issued only to support general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09.     Accuracy of Information. The Borrower will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.

SECTION 5.10.     Environmental Matters. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Collateral Pool Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Collateral Pool Properties to comply all Environmental Laws and all Governmental Approvals (including actions to remove and dispose of all Hazardous Materials and to clean up the Collateral Pool Properties as required under Environmental Laws), in each case, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary to prevent the imposition of or remove any Liens on any of their respective properties arising out of or related to any Environmental Laws to the extent such Lien relates to a Collateral Pool Property or to the extent the failure to take such actions, or remove such Liens, with respect to any other Real Estate, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall use commercially reasonable efforts to provide any additional environmental reports or information related to any potential Environmental Liability at a Collateral Pool Property at the reasonable request of the Administrative Agent (including as directed by the Required Lenders), including the obtaining of additional environmental reports during an Event of Default. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

SECTION 5.11.     Management. The Borrower shall not, and shall not permit any other Loan Party to, enter into any Management Agreement with a third-party manager for any Collateral Pool Property without the prior written consent of the Administrative Agent and the Required Lenders (which shall not be unreasonably withheld, conditioned or delayed). No such approved Management Agreement shall be modified in any material respect or terminated without the Administrative Agent’s and the Required Lenders’ prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. The Administrative Agent or the Required Lenders may condition any approval of a new manager upon the execution and delivery to the Administrative Agent of collateral assignment of such Management Agreement to the Administrative Agent and a subordination of the manager’s rights thereunder to the rights of the Administrative Agent and the Lenders under the Loan Documents. The Management Agreements disclosed to the Administrative Agent pursuant to Section 3.19 relating to the Collateral Pool Properties on the Effective Date and additional agreements on the same form are approved by the Administrative Agent.

SECTION 5.12.     Mortgages; Other Collateral. The Borrower shall use commercially reasonable efforts to cause, or shall cause the Title Company to cause, (i) all real property interests related to the Collateral Pool Properties, and (ii) all personal property related to such Collateral Pool Properties, in each case owned or held by any Loan Party (and in which a security interest can be perfected by the filing of UCC financing statements describing said property as “all assets” of the debtor or containing a similar description, including, without limitation, any and all construction drawings, construction plans and architectural renderings relating thereto and any Leases, rents, leasing agreements, and, unless such agreements expressly prohibit the grant of a security interest in such Loan Party’s rights thereunder, management contracts and franchise agreements (whether or not any such property is included in the real property interests covered under clause (i))), other than vehicles subject to certificates of title, to, in each case, be subject at all times to first priority (subject only to Permitted Encumbrances), perfected and, in the case of the real property interests in each Collateral Pool Property, title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Mortgages and the other Security Documents, including, with respect to any such Collateral Pool Property acquired subsequent to the Effective Date, such other additional security documents as the Administrative Agent shall reasonably request (including to the extent reasonably requested by Administrative Agent, additional Mortgages or other Security Documents, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents or such Person, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder)), all in form, content and scope reasonably satisfactory to the Administrative Agent. The Borrower will, and will cause the other Loan Parties to, reasonably cooperate with the Administrative Agent and the Lenders and execute (or cause to be executed) such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, all additional Security Documents, instruments and documents requested by Administrative Agent or any Lender must be reasonably necessary, consistent with the terms of the Agreement and must not impose any additional material obligations on any Loan Party.

SECTION 5.13.     Collateral Pool Properties. Without limiting the further covenants contained in the Security Documents, at all times the Borrower shall use commercially reasonable efforts to cause each other Loan Party or the applicable tenant, to:

(a)         Pay (or cause to be paid) when due all real estate and personal property taxes, assessments, water rates or sewer rents, ground rents, maintenance charges, impositions, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Collateral Pool Property, now or hereafter levied or assessed or imposed against any Collateral Pool Property or any part thereof (except those which are being contested in good faith by appropriate proceedings diligently conducted and where the failure to pay any of the foregoing could reasonably be expected to have a Material Adverse Effect);

(b)         promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with any Collateral Pool Property (except those which are being contested in good faith by appropriate proceedings diligently conducted and where the failure to pay any of the foregoing could reasonably be expected to have a Material Adverse Effect), and in any event never permit to be created or exist in respect of any Collateral Pool Property or any part thereof any other or additional Lien or security interest other than Permitted Encumbrances and other Liens permitted hereunder; and

(c)         operate the Collateral Pool Properties in a good and workmanlike manner and in all material respects in accordance with all applicable laws in accordance with the Borrower’s or such other Loan Party’s prudent business judgment, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.14.     SPE/Separateness Covenants. The Borrower shall cause each Subsidiary Guarantor that owns a Collateral Pool Property to comply with the requirements set forth in this Section 5.14 in all material respects. No such Subsidiary Guarantor shall, in any material respect, so long as such Subsidiary Guarantor owns any Collateral Pool Property:

(i)           engage in any business or activity other than the ownership, operation and maintenance of each Collateral Pool Property owned by it, and activities incidental thereto;

(ii)          acquire or own any assets other than (A) the Collateral Pool Property or Collateral Pool Properties owned by it, and (B) such incidental personal property as may be necessary for the operation of such the Collateral Pool Property or Collateral Pool Properties; provided, however, the Administrative Agent acknowledges and consents to the Harborside 6 fee owner also owning the Harborside Hudson Street parcel which is used in connection with one or more of the Initial Collateral Pool Properties and not just Harborside 6;

(iii)         except as otherwise permitted pursuant to this Agreement, merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv)         fail to observe all material organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its organization or formation, or amend, modify or terminate any of the provisions of its organizational or other corporate governance documents in a manner contrary to, or inconsistent with, the covenants set forth in this Section 5.14;

(v)          own any Subsidiary, or make any investment in, any Person;

(vi)         commingle its assets with the assets of any other Person;

(vii)        incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Obligations, (B) trade and operational Indebtedness incurred in the ordinary course of business with trade creditors, provided such Indebtedness is (I) unsecured, (II) not evidenced by a note, (III) on commercially reasonable terms and conditions, and (IV) due not more than ninety (90) days past the date incurred and paid on or prior to such date, except to the extent that such trade and operational Indebtedness is being disputed in good faith, (C) financing leases and purchase money Indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions, and/or (D) Indebtedness permitted pursuant to Section 6.01;

(viii)       fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that such Subsidiary Guarantor’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of Parent;

(ix)         maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(x)          except as expressly contemplated by or provided in the Loan Documents, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xi)         make any loans or advances to any Person;

(xii)         fail to file its own tax returns to the extent it is (I) not part of a consolidated group filing a consolidated tax return, (II) not treated as a division for tax purposes of another taxpayer, or (III) otherwise required to file pursuant to applicable laws;

(xiii)        fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xiv)        if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the directors or managers, as applicable, of such Subsidiary Guarantor, (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any bankruptcy, insolvency or creditors’ rights laws, (B) seek or consent to the appointment of a receiver, liquidator or any similar official, (C) take any action that might cause such entity to become insolvent, or (D) make an assignment for the benefit of creditors;

(xv)         fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(xvi)        fail to remain Solvent (if the contribution rights that each Loan Party will have against the other Loan Parties and the subrogation rights such Subsidiary Guarantor may have, if any, against the Borrower or any other Loan Party are taken into account);

(xvii)       acquire debt or equity securities or any other debt or payment obligations of its partners, members, shareholders or other Affiliates, as applicable.

Notwithstanding any provision herein to the contrary, nothing in this Section 5.14 is intended to or shall be construed to require any Loan Party or any other Person to make any contribution of capital or otherwise contribute any funds to any Subsidiary Guarantor or any other Person in order to satisfy the requirements of this Section 5.14.

SECTION 5.15.     Insurance and Casualty.

(a)         General Requirements. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

(b)         Required Insurance Coverage on Collateral Pool Properties. Without limiting the generality of the foregoing, the Borrower, at its expense, shall maintain and provide, or cause the applicable Loan Party to maintain and provide, to the Administrative Agent copies of policies or other satisfactory evidence of insurance providing the following with respect to each Collateral Pool Property:

(i)           Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence combined single limit and $2,000,000 in the aggregate for the policy period, or in whatever higher amounts as may be reasonably required by the Administrative Agent from time to time by notice to the Borrower (with deductibles acceptable to the Administrative Agent), and extended to cover: (a) Contractual Liability assumed by the Borrower with defense provided in addition to policy limits for indemnities of the named insured, (b) if any of the work is subcontracted, Independent Contractors Liability providing coverage in connection with such portion of the work which may be subcontracted, (c) Broad Form Property Damage Liability, (d) Products & Completed Operations for coverage, such coverage to apply for two years following completion of construction, (e) waiver of subrogation against all parties named additional insured, (f) severability of interest provision, and (g) Personal Injury & Advertisers Liability.

(ii)          Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $10,000,000.00.

(iii)         All-Risk Property (Special Cause of Loss) Insurance including, without limitation, coverage for loss or damage to the Real Estate and Buildings by fire and other perils including windstorm, earthquake/earth movement and malicious mischief, building ordinance extension endorsement (including cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by the Administrative Agent. The policy shall be in an amount not less than the full insurable value on a replacement cost basis of the insured Real Estate and Buildings and personal property related thereto (without deduction for depreciation). If the policy is a blanket policy covering the Real Estate and Buildings and one or more other properties, the policy must specify the dollar amount of the total blanket limit of the policy that is allocated to each property, and the amount so allocated to the Real Estate and Buildings must not be less than the full insurable value on a replacement cost basis. During any construction period, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion. Such policy shall not contain an exclusion for terrorist losses. However, if such an exclusion exists in the All-Risk policy, a separate Terrorism policy covering Certified Acts of Terrorism must be evidenced to the Administrative Agent in an amount equal to the full replacement cost of the Real Estate and Buildings, or the amount of the Loans, whichever is less. This policy must also list the Administrative Agent as mortgagee and loss payee.

(iv)         If at any time, the Buildings or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by FEMA, a one hundred year flood plain or other area identified by the Administrative Agent as having a high or moderate risk of flooding, a flood insurance policy or policies (whether or not coverage is available from the National Flood Insurance Program and whether or not required by the Flood Laws), in form and substance, (x) with respect to a flood insurance policy provided through the National Flood Insurance Program in an amount equal to minimum amount of coverage required by the Flood Laws (the “Regulatory Amount”) and a private flood insurance policy for any amounts in excess of the Regulatory Amount, acceptable to the Administrative Agent and all of the Lenders, or (y) with respect to a private flood insurance policy covering any portion of the Regulatory Amount, acceptable to the Administrative Agent and all of the Lenders, covering the Buildings and contents (to the extent the contents secure the Obligations), for the duration of the Loans in an amount at least equal to the full insurable value on a replacement cost basis (without deduction for depreciation) of the Buildings and contents, if applicable, or the amount of the Obligations, whichever is less. Notwithstanding anything in this Agreement to the contrary, for a private flood insurance policy covering any portion of the Regulatory Amount, a Lender may require a copy of the complete private insurance policy as the only acceptable proof of coverage for such Lender.

(v)          If reasonably required by the Administrative Agent for any future Collateral Pool Property located in a high-risk seismic zone, Earthquake Insurance in an amount equal to the probable maximum loss set forth in the PML Report of the Real Estate and Buildings.

(vi)         Rent loss or business interruption insurance against loss of income (including, but not limited to, rent, cost reimbursements and all other amounts payable by tenants under Leases or otherwise derived by the applicable Loan Party from the operation of the applicable Collateral Pool Property) arising out of damage to or destruction of the Real Estate and Buildings by fire or other peril (including earthquake if required) insured against under each policy. The amount of the policy shall be in the amount equal to one year’s projected rentals or gross revenue.

(vii)        Such other insurance coverages in such amounts as the Administrative Agent may reasonably require, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers.

(c)         Policy Requirements; Insurance Consultant. All insurance policies shall (i) be issued by an insurance company licensed to do business in the state where the applicable Collateral Pool Property is located having a rating of “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide, (ii) name “JPMorgan Chase Bank, N.A., in its capacity as the Administrative Agent for itself and each Lender” as additional insured on all liability insurance and as mortgagee and loss payee on all All-Risk Property, flood insurance, earthquake insurance and rent loss or business interruption insurance, (iii) be endorsed to show that the applicable Loan Party’s insurance shall be primary and all insurance carried by the Administrative Agent is strictly excess and secondary and shall not contribute with such Loan Party’s insurance, (iv) provide that the Administrative Agent is to receive thirty (30) days written notice prior to non-renewal or cancellation, (v) be evidenced by a certificate of insurance to be provided to the Administrative Agent (and promptly forwarded by the Administrative Agent to the Lenders) along with a copy of the policy for All-Risk Property coverage or such other evidence of insurance acceptable to the Administrative Agent in its reasonable discretion, (vi) include either policy or binder numbers on the ACORD form, and (vii) be in form and amounts reasonably acceptable to the Administrative Agent and all Lenders; provided, however, that with respect to any flood insurance required hereunder, acceptable proof of coverage shall consist of a copy of the insurance policy, the declarations page of the insurance policy or an application plus proof of premium payment (with a copy of the policy or declarations page provided to the Administrative Agent within 30 days thereafter) and shall not include ACORD or other forms of certificates of insurance. The Administrative Agent, at its option and upon notice to the Borrower, may retain, at the Borrower’s expense, an insurance consultant to review the insurance for the Real Estate and Buildings to confirm that it complies with the terms and conditions set forth herein.

(d)         Evidence of Insurance; Payment of Premiums. The Borrower shall deliver to the Administrative Agent, at least five (5) days before the expiration of an existing policy, evidence reasonably acceptable to the Administrative Agent of the continuation of the coverage of the expiring policy. If the Administrative Agent has not received satisfactory evidence of such continuation of coverage in the time frame herein specified, the Administrative Agent shall have the right, but not the obligation, to (and at the written direction of the Required Lenders shall) purchase such insurance for the Administrative Agent’s and the Lenders’ interests only. Any amounts so disbursed by the Administrative Agent pursuant to this Section shall be repaid by the Borrower within 10 days after written demand therefor. Nothing contained in this Section shall require the Administrative Agent to incur any expense or take any action hereunder, and inaction by the Administrative Agent shall never be considered a waiver of any right accruing to the Administrative Agent on account on this Section. The payment by the Administrative Agent of any insurance premium for insurance which the Borrower is obligated to provide hereunder but which the Administrative Agent believes has not been paid, shall be conclusive between the parties as to the legality and amounts so paid. The Borrower agrees to pay, or cause the applicable Loan Party to pay, all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to any Collateral Pool Property which would wholly or partially invalidate any insurance thereon.

(e)         Collateral Protection. Unless the Borrower provides the Administrative Agent with evidence satisfactory to the Administrative Agent of the insurance coverage required by this Agreement, the Administrative Agent may (and at the written direction of the Required Lenders shall) purchase insurance at the Borrower’s expense to protect the Administrative Agent’s and the Lenders’ interests in the applicable Collateral Pool Property. This insurance may, but need not, protect the applicable Loan Party’s interest in such Collateral Pool Property. The coverages that the Administrative Agent purchases may not pay any claim that the Borrower or any Loan Party makes or any claim that is made against the Borrower or any Loan Party in connection with any Collateral Pool Property. The Borrower or the Administrative Agent (as appropriate) may later cancel any insurance purchased by the Administrative Agent, but only after the Administrative Agent receives satisfactory evidence that the Borrower or a Loan Party has obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance for any Collateral Pool Property, the Borrower will be responsible for the costs of that insurance, including any charges imposed by the Administrative Agent in connection with the placement of insurance, until the effective date of the cancellation or expiration of such insurance. The costs of the insurance may, at the Administrative Agent’s discretion, be added to the Borrower’s total principal obligation owing to the Administrative Agent and the Lenders, and in any event shall be secured by the Liens on the Collateral Pool Properties created by the Loan Documents. It is understood and agreed that (i) the costs of insurance obtained by the Administrative Agent may be more than the costs of insurance the Borrower may be able to obtain on its own and (ii) in the case of flood insurance, the amount of coverage may be more than required by the Flood Laws.

(f)          No Liability; Assignment. The Administrative Agent shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers, or payment of losses, and the Borrower, on behalf of itself and the other Loan Parties, hereby expressly assumes full responsibility therefor and all liability, if any, thereunder. The Borrower hereby absolutely assigns and transfers to the Administrative Agent, for the benefit of the Lenders, all of the Borrower’s and the other Loan Party’s right, title and interest in and to any unearned premiums paid on policies and any claims thereunder and the Administrative Agent and/or the Lenders shall have the right, but not the obligation, to assign any then existing claims under the same to any purchaser of the any Collateral Pool Property at any foreclosure sale; provided, however, that so long as no Event of Default exists and is continuing hereunder, the Borrower shall have the right under a license granted hereby, and the Administrative Agent hereby grants to the Borrower a license, to exercise rights under said policies and in and to said premiums subject to the provisions of this Agreement. Said license shall be revoked automatically upon the occurrence and during the continuance of an Event of Default hereunder. In the event of a foreclosure of any Mortgage, or other transfer of title to any Collateral Pool Property in extinguishment in whole or in part of the Loans, all right, title and interest of the Borrower and the other Loan Parties in and to the insurance policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or the Administrative Agent, on behalf of the Lenders or other transferee in the event of such other transfer of title.

(g)         No Separate Insurance. The Borrower shall not carry any separate insurance on the any Collateral Pool Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without the Administrative Agent’s prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to the Administrative Agent, for the benefit of the Lenders, and shall otherwise meet all other requirements set forth herein.

(h)         Casualty Loss.

(i)           If all or any part of any Collateral Pool Property shall be damaged or destroyed by fire or other casualty, the Borrower shall give prompt written notice to the Administrative Agent (which the Administrative Agent shall promptly forward to the Lenders) and make a claim to the insurance carrier. With respect to any such casualty loss for which the Borrower has an insurance claim that exceeds Five Million Dollars ($5,000,000), the Borrower and the other Loan Parties hereby authorize and empower the Administrative Agent, at the Administrative Agent’s option and in the Administrative Agent’s sole discretion as attorney-in-fact for the Borrower and the other Loan Parties, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Administrative Agent’s expenses incurred in the collection of such proceeds; provided, however, that the foregoing authorization and empowerment of the Administrative Agent to act as attorney-in-fact for the Borrower and the other Loan Parties shall not become effective until the occurrence and during the continuance of an Event of Default or until such time as the Borrower or any other Loan Party fails to diligently pursue the collection of such insurance proceeds in the Administrative Agent’s reasonable opinion. The foregoing appointment is irrevocable, coupled with an interest, and continuing so long as the Commitments or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in the Administrative Agent (for the benefit of the Lenders), its successors and assigns.

(ii)          As sole loss payee on all policies of casualty insurance with respect to a Collateral Pool Property, the Administrative Agent shall receive all insurance proceeds from any casualty loss with respect to a Collateral Pool Property, and shall hold the same in an interest-bearing account pending disposition in accordance with this Section. The Borrower, on behalf of itself and the other Loan Parties, authorizes the Administrative Agent to deduct from such insurance proceeds received by the Administrative Agent all of the Administrative Agent’s costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the collection thereof (the remainder of such insurance proceeds being referred to herein as “Net Casualty Proceeds”).

(iii)         Intentionally omitted.

(iv)         The Administrative Agent shall cause the Net Casualty Proceeds, not otherwise used to make a mandatory prepayment pursuant to Section 2.11, from any casualty loss affecting a Collateral Pool Property to be disbursed for the cost of reconstruction of such Collateral Pool Property if all of the following conditions are satisfied within ninety (90) days after the insurance proceeds are paid to the Administrative Agent: (A) the Borrower satisfies the Administrative Agent that the reconstruction can be completed within a reasonable period of time after such casualty loss (but in no event later than the Revolving Maturity Date) and that after giving effect to such reconstruction such Collateral Pool Property will be restored to substantially the same condition immediately prior to the casualty loss; (B) the Borrower satisfies the Administrative Agent that the Net Casualty Proceeds are sufficient to pay all costs of reconstruction, and if insufficient, the Borrower deposits with the Administrative Agent additional funds to make up such insufficiency; (C) the Borrower delivers to the Administrative Agent all plans and specifications and construction contracts for the work of reconstruction and such plans and specifications and construction contracts are in form and content reasonably acceptable to the Administrative Agent and with a contractor reasonably acceptable to the Administrative Agent; and (D) the Borrower delivers to the Administrative Agent satisfactory evidence that upon completion of the reconstruction the Occupancy Rate of such Collateral Pool Property will be at least 80% of the Occupancy Rate as existed immediately prior to such casualty loss. The disbursement of Net Casualty Proceeds pursuant to this clause (iv) shall be in accordance with customary disbursement procedures and shall not be available after the occurrence and during the continuance of an Event of Default. Any Net Casualty Proceeds not required to reconstruct a Collateral Pool Property shall be delivered to the Borrower after expiration of the lien period for the work of reconstruction (or, at the Borrower’s option, after delivery of title insurance to the Administrative Agent, for the benefit of the Lenders, over such liens where the lien period has not so expired). Upon the occurrence and during the continuance of an Event of Default or in the event the Borrower is unable to satisfy the conditions set forth in subclauses (A) through (D) hereof by the required date, the Administrative Agent, on behalf of the Lenders, shall have the right (but not the obligation) to (and at the direction of the Required Lenders shall) apply all Net Casualty Proceeds held by it to the payment of the Obligations. The Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any casualty loss and restore the applicable Collateral Pool Property to substantially the same condition immediately prior to such casualty provided the applicable Net Casualty Proceeds are made available to the Borrower for such purpose.

SECTION 5.16.     Condemnation and Other Awards. Promptly upon receiving written notice of the institution or threatened institution of any proceeding for the condemnation of any Collateral Pool Property or any part thereof, the Borrower shall notify the Administrative Agent of such fact (which notice shall be promptly forwarded by the Administrative Agent to the Lenders). The Borrower shall, or shall cause the applicable Loan Party to, then file or defend its rights thereunder and prosecute the same with due diligence to its final disposition; provided, however, that the Borrower and the other Loan Parties shall not enter into any settlement of such proceeding without the prior approval of the Administrative Agent and the Required Lenders (which approval shall not be unreasonably withheld, conditioned or delayed). The Administrative Agent shall be entitled, at its option, to appear in any such proceeding in its own name, on behalf of the Lenders, and upon the occurrence and during the continuation of an Event of Default or if the Borrower or the other Loan Parties fail to diligently prosecute such proceeding after receiving written demand by Lender or Administrative Agent and a reasonable opportunity within which to proceed, (a) the Administrative Agent shall be entitled, at its option, to appear in and prosecute any such proceeding or to make any compromise or settlement in connection with such condemnation on behalf of the Borrower and the other Loan Parties, and (b) the Borrower, on behalf of itself and the other Loan Parties, hereby irrevocably constitutes and appoints the Administrative Agent as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute such action or proceeding or to make such compromise or settlement in connection with any such condemnation on its and the other Loan Parties’ behalf. The foregoing appointment is irrevocable and continuing so long as any Commitment or Obligation remains outstanding, and such rights, powers and privileges shall be exclusive in the Administrative Agent (for the benefit of the Lenders), its successors and assigns. If any Collateral Pool Property or any material part thereof is taken or materially diminished in value in connection with such condemnation, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to the Borrower or other Loan Party by virtue of its interest in such Collateral Pool Property, shall be, and by these presents is, assigned, transferred and set over unto the Administrative Agent; provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the exclusive right to receive the award or settlement payable to Borrower in connection with any such condemnation in cases in which such award or settlement is valued at less than $5,000,000. Any such award or settlement shall be first applied to reimburse the Administrative Agent and the Lenders for all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement (the “Net Condemnation Proceeds”) shall be paid to the Administrative Agent, for the benefit of the Lenders for application in the manner set forth in Section 2.11 as if such award or settlement constituted insurance proceeds from a casualty loss; provided, however, that the Administrative Agent shall have no obligation to make Net Condemnation Proceeds available for construction or reconstruction of any Collateral Pool Property unless the Administrative Agent has reasonably determined that such Collateral Pool Property as so constructed or reconstructed after giving effect to the condemnation would have a value that is not materially less than its value would have been had there been no such condemnation and the conditions set forth in clauses (A) through (D) of Section 5.15 shall be satisfied. To the extent of any award received by the Borrower with respect to any such condemnation, the Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any condemnation and restore the applicable Collateral Pool Property to substantially as near to the equivalent of its condition (to the extent practicable in light of such condemnation) immediately prior to such condemnation provided the applicable Net Condemnation Proceeds are made available to the Borrower or the applicable other Loan Party for such purpose; provided, however, that Borrower shall not be obligated to complete the work of reconstruction necessitated by any condemnation and restore the affected Property to the equivalent of its condition immediately prior to such condemnation unless the Administrative Agent shall make available to the Borrower all Net Condemnation Proceeds received by the Administrative Agent in connection with such condemnation in accordance with this Agreement.

SECTION 5.17.     Leases; Material Contracts. (a) The Borrower and its Subsidiaries shall use commercially reasonable efforts to cause each Collateral Pool Property to be leased at no less than fair market rents and terms.  All Collateral Pool Property commercial Leases of over 100,000 square feet (each a “Major Lease”), and material amendments thereof, shall be subject to the prior written reasonable approval of Administrative Agent and the Required Lenders, which approval may be conditioned upon Administrative Agent’s and the Required Lenders’ receipt of (i) subordination, non-disturbance and attornment agreements and (ii) tenant estoppel certificates, in each case in form and substance reasonably acceptable to Administrative Agent and the Required Lenders.  Administrative Agent and the Required Lenders shall make commercially reasonable efforts to provide written approval or disapproval of, or comments to, a proposed Major Lease (or material amendment thereof) within ten (10) Business Days after the Borrower initially requests Administrative Agent and the Required Lenders to approve such a Major Lease (or material amendment thereof) or within seven (7) Business Days after the Borrower responds to any comments so made by Administrative Agent or the Required Lenders to such proposed Major Lease (or material amendment thereof).  In the event that Administrative Agent or the Required Lenders do not approve, expressly disapprove or provide comments to such proposed Major Lease (or material amendment thereof), as applicable, within such 10 Business Day or 7 Business Day period, Borrower shall deliver a second request for approval which shall contain a reference or heading line that reads in bold “Second Request for Major Lease Approval under Section 5.17 of Mack-Cali Realty, L.P. Revolving Credit and Term Loan Agreement dated May 6, 2021. Deemed Approval after 5 Business Days.” and if Administrative Agent or the Required Lenders continue to fail to approve, expressly disapprove or provide comments to such proposed Major Lease (or material amendment thereof) subsequent to Borrower’s delivery of a second notice within five (5) Business Days, then such proposed Major Lease (or material amendment thereof) shall be deemed approved.

(b)         The Borrower shall use commercially reasonable efforts to (and shall cause the Subsidiary Guarantors to) (i) duly and punctually observe, perform and discharge in all material respects the obligations, terms, covenants, conditions and warranties of the Borrower or such Subsidiary Guarantor as landlord under the Leases and (ii) enforce the performance of each and every material obligation, term, covenant, condition and agreement in the Leases to be performed by any tenant; except, with respect to the foregoing (i) and (ii), where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c)         The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply in all material respects with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract.

SECTION 5.18.     Post-Closing Deliverables.

(a)           Within 60 days of the Effective Date, with respect to each Initial Collateral Pool Property, the Borrower shall have use commercially reasonable efforts to have delivered estoppel certificates and subordination and attornment agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion) to the Administrative Agent, dated within thirty (30) days prior to the date of delivery thereof and in form and content satisfactory to Administrative Agent, from the tenants and subtenants representing 70% of the in place monthly rent of the Initial Collateral Pool Properties taken as a whole.

(b)           Within 45 days of the Effective Date, the Borrower shall procure and provide, or cause the applicable Loan Party to procure and provide, to the Administrative Agent copies of flood insurance policies, in form and substance satisfactory to the Administrative Agent, in an amount equal to $100,000,000 in excess of the Regulatory Amount for all Initial Collateral Pool Properties taken as a whole. The requirements of this Section 5.18(b) are in addition to the insurance requirements set forth in Section 5.15.

(c)           Within 15 days of the Effective Date, the Borrower shall deliver (i) a final zoning report issued by The Planning & Zoning Resource Company updating its draft dated April 30, 2021 addressed to Administrative Agent and the Lenders and based on the final survey of the Initial Collateral Pool Properties, (ii) a final ALTA/NSPS survey issued by Control Point Associates, Inc. updating its most version dated May 5, 2021 addressed and certified to Administrative Agent and the Lenders, each in form reasonably satisfactory to Administrative Agent, and (iii) an estoppel certificate from each party that is a Subsidiary Guarantor or Affiliate of Borrower and the property owner’s association, if applicable, to that certain Reciprocal Operation and Easement Agreement for the Harborside Financial Center recorded in Deed Book 4936 Page 1 (as amended) in the form required under Section 6.23 thereof.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.     Indebtedness. The Parent and the Borrower will not, and will not permit any Subsidiary (excluding RRLP and its subsidiaries) to, create, incur, assume or permit to exist any Indebtedness, except:

(a)          Indebtedness created hereunder;

(b)          Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);

(c)          additional unsecured Recourse Indebtedness of the Parent and the Borrower in aggregate outstanding principal amount not to exceed $40,000,000;

(d)          Indebtedness of a Subsidiary (other than a Subsidiary that owns a Collateral Pool Property) that is Without Recourse to the Parent or the Borrower and that would not result in a breach of the financial covenants set forth in Section 6.14 (calculated on a pro forma basis after giving effect thereto);

(e)          Indebtedness (i) of the Borrower to any Wholly Owned Subsidiary, (ii) of any Wholly Owned Subsidiary to the Borrower or any other Wholly Owned Subsidiary and (iii) of RRLP to the Borrower;

(f)          Guarantees by the Parent or the Borrower of Customary Recourse Exceptions in connection with construction financings of their Subsidiaries;

(g)         Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed such amount as would result in a breach of the financial covenants set forth in Section 6.14 (calculated on a pro forma basis after giving effect thereto);

(h)         Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed such amount as would result in a breach of the financial covenants set forth in Section 6.14 (calculated on a pro forma basis after giving effect thereto);

SECTION 6.02.     Liens. The Parent and the Borrower will not, and will not permit any Subsidiary (excluding RRLP and its subsidiaries) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)         Permitted Encumbrances;

(b)         any Lien on any property or asset of the Borrower or any Subsidiary (other than a Subsidiary that owns a Collateral Pool Property) existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any Collateral Pool Property and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);

(c)         any Lien on any property or asset of any Subsidiary (other than a Subsidiary that owns a Collateral Pool Property) that secures Indebtedness permitted by Section 6.01; and

(d)         any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any Collateral Pool Property and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof).

Notwithstanding the foregoing, the Parent and the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of their Equity Interests in RRT or RRLP now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof.

SECTION 6.03.     Fundamental Changes. (a) The Parent and the Borrower will not, and will not permit any Subsidiary (other than subsidiaries of RRLP) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all, or substantially all, of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, or divide into two or more Persons, including becoming a Delaware Divided LLC (whether or not the original Person survives such division), or create, or reorganize into, one or more series pursuant to a Delaware LLC Division or otherwise, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary (other than a Subsidiary that owns a Collateral Pool Property) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and there is no Change in Control, (ii) any Person (other than a Subsidiary that owns a Collateral Pool Property) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and there is no Change in Control, (iii) any Subsidiary (other than a Subsidiary that owns a Collateral Pool Property) may Dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary (other than a Subsidiary that owns a Collateral Pool Property) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

(b)         The Parent and the Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(c)         The Borrower and the Parent will not permit their fiscal years to end on a day other than December 31 or change the Borrower’s or the Parent’s method of determining its fiscal quarters.

(d)         The Parent shall not directly own or acquire any Real Estate, and the Parent shall not conduct any substantial business activities other than the direct or indirect ownership of Equity Interests in the Borrower, its Subsidiaries and ancillary or incidental business in connection therewith.

SECTION 6.04.     Sale of Assets. The Parent and the Borrower will not, and will not permit any of their Subsidiaries to sell, dispose or transfer any Real Estate if a Default or an Event of Default will occur as a result of such sale, disposal or transfer or if an Event of Default will exist after giving effect thereto. Notwithstanding the foregoing, if such sale, disposal or transfer involves a Collateral Pool Property, the Borrower shall comply with the requirements of Section 4A.04 for release of such Collateral Pool Property, including any Minimum Release Price requirements with respect to such Collateral Pool Property set forth Schedule 2.11.

SECTION 6.05.     Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries (other than RRLP and its subsidiaries) to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)          Permitted Investments;

(b)          investments in Real Estate and other properties and assets existing on the date hereof;

(c)          investments by the Borrower in the capital stock of its Subsidiaries;

(d)          loans or advances (i) made by the Borrower to any Wholly Owned Subsidiary and made by any Wholly Owned Subsidiary to the Borrower or any other Wholly Owned Subsidiary and (ii) made by the Borrower to RRLP;

(e)          Guarantees constituting Indebtedness permitted by Section 6.01(b) and Section 6.01(f);

(f)           investments with Eligible Cash 1031 Proceeds following any 1031 Asset Disposition;

(g)          investments by the Borrower to acquire all of the capital stock of its joint venture partner in the Hyatt Hotel JV; and

(h)          at any time after the Term Loans have been paid in full, (i) additional Real Estate and (ii) investments with Eligible Cash 1031 Proceeds following any Asset Disposition other than a 1031 Asset Disposition.

SECTION 6.06.     Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.07.     Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) repurchases or redemptions of its operating partnership units by the Borrower in an amount not to exceed $25,000,000 in the aggregate during the term of this Agreement so long as no Default or Event of Default has occurred and is continuing at the time of such repurchase or would occur after giving effect thereto, (b) Subsidiaries may declare and pay Restricted Payments with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (d) Restricted Payments in the minimum amount necessary under the Code for the Parent or any Subsidiary to maintain its status as a REIT and to avoid incurring any income or excise tax imposed by the Code (and the Borrower and its Subsidiaries may declare and make cash distributions to the Parent for such purpose), (e) any Restricted Payment required pursuant to the RRLP JV Agreement.

SECTION 6.08.     Transactions with Affiliates. The Parent and the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Parent, the Borrower and their Wholly Owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07 and (d) existing Affiliate transactions set forth on Schedule 6.08.

SECTION 6.09.     Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions contained in the RRLP JV Agreement, (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.10.     Changes to Organizational Documents. The Parent and the Borrower will not and will not permit any other Loan Party to, amend, modify or waive its certificate of formation, limited liability company agreement or other organizational documents or any Material Contract without the consent of the Required Lenders if such amendment, modification, or waiver would reasonably be expected to have a Material Adverse Effect.

SECTION 6.11.     Collateral Pool Properties. The Borrower shall not, and shall not permit any other Loan Party, directly or indirectly, to:

(a)         use or occupy or conduct any activity on, or knowingly permit the use or occupancy of or the conduct of any activity on any Collateral Pool Properties by any tenant, in any manner which violates any applicable law or which constitutes a public or private nuisance in any manner which would have a Material Adverse Effect or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance in accordance with Section 5.15 commercially unreasonable (including by way of increased premium);

(b)         without the prior written consent of the Administrative Agent and the Required Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), except in connection with any construction, development or redevelopment of any real estate, initiate or permit any zoning reclassification of any Collateral Pool Property or seek any variance under existing zoning ordinances applicable to any Collateral Pool Property or in any event use or knowingly permit the use of any Collateral Pool Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other applicable law if such nonconforming use would reasonably be expected to have a Material Adverse Effect;

(c)         without the prior written consent of Administrative Agent and the Required Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), except in connection with any construction, development or redevelopment of any real estate, (i) impose any material easement, restrictive covenant, or encumbrance upon any Collateral Pool Property, other than the easements entered into the ordinary course of business and that would customarily be agreed to by a reasonably prudent land owner, (ii) execute or file any subdivision plat or condominium declaration affecting any Collateral Pool Property, or (iii) consent to the annexation of any Collateral Pool Property to any municipality;

(d)         do any act which would reasonably be expected to materially decrease the value of any Collateral Pool Property as reflected in the most-recent Appraisal (including by way of negligent act);

(e)         subject to any prior grants or transfer of mineral rights and related rights, without the prior written consent of all the Lenders (which consent shall not be unreasonably withheld or delayed), take any affirmative action to permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Collateral Pool Property regardless of the depth thereof or the method of mining or extraction thereof; and

(f)          without the prior consent of all the Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), surrender the leasehold estate created by any applicable ground lease (accepted by the Administrative Agent and the Lenders) respecting a Collateral Pool Property or terminate or cancel any such ground lease or materially modify, change, supplement, alter, or amend any such ground lease, either orally or in writing.

SECTION 6.12.     Environmental Matters. Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Collateral Pool Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a material risk to human health, safety or the environment, in each case, if such violation, claim or risk could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

SECTION 6.13.     Payments and Modifications of Subordinate Debt. The Borrower will not, and will not permit any of the Subsidiary Guarantors to, make or offer to make any payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds (whether scheduled or voluntary) with respect to principal or interest on any Indebtedness which is subordinate to the Obligations pursuant to its express terms or a written agreement, other than mandatory scheduled payments of principal and interest.

SECTION 6.14.     Financial Covenants.

(a)         Maximum Collateral Pool Leverage Ratio. The Borrower shall not permit the ratio of the sum of the Total Revolving Exposure plus the aggregate outstanding principal amount of the Term Loans (after giving effect to any requested Borrowing) to exceed the lesser of: (a) 40% of the Collateral Pool Value and (b) an amount which would produce a Collateral Pool Debt Service Coverage Ratio of (i) from the Effective Date until delivery of the financial statements for the quarter ended June 30, 2021, 1.40 to 1.00 and (ii) from and after delivery of the financial statements for the quarter ended June 30, 2021, 1.75 to 1.00.

(b)         Minimum Collateral Pool Value. The Borrower shall not permit the Collateral Pool Value to be less than $800,000,000.

(c)         Minimum Number of Collateral Pool Properties. The Borrower shall not permit there to be fewer than two (2) Collateral Pool Properties at any time; at all times the Collateral Pool Properties must include Harborside 2 & 3 and Harborside 5 or such other properties in substitution thereof subject to the prior approval of the Required Lenders and each Arranger.

(d)         Maximum Total Leverage Ratio. The Borrower shall not permit the ratio of Total Indebtedness to Total Asset Value to exceed 65%.

(e)         Minimum Debt Service Coverage Ratio. The Borrower shall not permit the ratio of Consolidated Adjusted Net Income for the period of four (4) fiscal quarters then ended to Consolidated Debt Service for such period to be less than (a) from the Effective Date through the first anniversary of the Effective Date, 1.10 to 1.00, (b) from the first anniversary of the Effective Date through the second anniversary of the Effective Date, 1.20 to 1.00, and (c) thereafter, 1.40 to 1.00.

(f)          Minimum Tangible Net Worth. The Borrower shall not permit Tangible Net Worth to be less than the sum of (a) 80% of Tangible Net Worth as of December 31, 2020 plus (b) 80% of net cash proceeds of equity issuances by the Parent or the Borrower after December 31, 2020.

ARTICLE VII

Events of Default

SECTION 7.01.     Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)         the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)         the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)         any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any Subsidiary in or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or if such representation or warranty is qualified by materiality, in any respect) when made or deemed made;

(d)         the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.03 (with respect to the Parent’s or the Borrower’s existence) or 5.08 or in Article VI;

(e)         the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), (b) or (d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days (or five (5) Business Days in the case of any failure to maintain insurance required by Section 5.15) after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)          the Parent, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace or cure period provided for in the applicable agreement or instrument under which such Material Indebtedness was created;

(g)         any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits after the expiration of any applicable grace or cure period, and delivery of any applicable required notice provided in the applicable agreement or instrument under which such Material Indebtedness was created, the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          the Parent, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)          the Parent, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)         one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not paid, fully bonded or covered by a solvent and unaffiliated insurer that has been notified of such judgment and has not denied or failed to acknowledge coverage) shall be rendered against the Parent, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent, the Borrower or any Subsidiary to enforce any such judgment;

(l)          an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent, the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000;

(m)        a Change in Control shall occur; or

(n)         any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or any Security Document shall for any reason fail to create a valid and perfected (if and to the extent required to be perfected hereunder and under the applicable Security Document) security interest in any material portion of the Collateral purported to be covered thereby, with the priority required by the applicable Security Document, except (A) as permitted by the terms of any Loan Document, (B) as a result of the release of such security interest in accordance with the terms of any Loan Document or (C) as a result of the failure of the Administrative Agent to maintain the possession of certificates, promissory notes or other instruments actually delivered to it representing Collateral pledged under a Security Document or to file applicable Uniform Commercial Code financing statements.

SECTION 7.02.     Remedies Upon an Event of Default. If an Event of Default occurs (other than an event with respect to the Borrower described in Sections 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(a)         terminate the Commitments, and thereupon the Commitments shall terminate immediately;

(b)         declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

(c)         require that the Borrower provide cash collateral as required in Section 2.06(j); and

(d)         exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and Applicable Law.

If an Event of Default described in Sections 7.01(h) or 7.01(i) occurs with respect to the Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (c) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Borrower on behalf of itself and its Subsidiaries. The Borrower further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as set forth in Section 7.03, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Borrower on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

SECTION 7.03.     Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:

(a)          all payments received on account of the Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows:

(i)           first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);

(ii)          second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)         third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)         fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.20, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03;

(v)          fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)         finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

(b)          If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.     Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)         As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)          In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)	the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)	nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)          The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)          None of any Arranger Syndication Agent, or Documentation Agent shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)           In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of an LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)	to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)          The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

SECTION 8.02.     Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)         The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

(c)         Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03.     Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)         Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)         THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)         Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)         Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)          Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04.     The Administrative Agent Individually. With respect to its Commitments, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05.     Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)         Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the secured parties referenced therein, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of such secured parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06.     Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and is making the Loans hereunder as commercial loans in the ordinary course of its business and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)         Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)         (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)          Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)         The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv)         Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07.     Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a secured party’s right to file a proof of claim in an insolvency proceeding, no Lender or Issuing Bank shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the secured parties referenced in the Security Documents in accordance with the terms thereof.

(b)         Each Lender and Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other secured party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08.     Credit Bidding. Each Lender and Issuing Bank hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders and Issuing Banks shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Lenders’ and Issuing Banks’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Lenders and Issuing Banks, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Lender or Issuing Bank or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders and Issuing Banks pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Lender or Issuing Bank or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Lender are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Lender and Issuing Bank shall execute such documents and provide such information regarding the Lenders and Issuing Banks (and/or any designee of the Lenders and Issuing Banks which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09.     Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)           such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)         (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)         such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)         The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01.     Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)           if to the Borrower or any Guarantor, to it at Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311, Attention: Gary Wagner, Esq., General Counsel, and David Smetana, Chief Financial Officer, with a copy to Blake Hornick, Esq., Seyfarth Shaw LLP, 620 Eighth Avenue, Suite 3200, New York, NY 10018, or to such other address for notice as the Borrower or any Guarantor shall have last furnished in writing to the Administrative Agent;

(ii)          if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 10 South Dearborn, Floor L2S Chicago, Illinois 60603 (Fax No. 1 (312) 233-2257); and

(iii)         if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)         Notices and other communications to the Borrower, any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.     Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)         Subject to Section 2.04, Sections 2.14(b), (c) and (d) and Section 9.02(c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Sections 2.09(c) or 2.18 in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.20(b) or 7.03 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Supermajority Lenders’, “Required Lenders” or “Required Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) except as provided in Article 4A, (A) release all or substantially all of the Collateral, (B) release a Collateral Pool Property from the Lien or security title of the Security Documents encumbering the same, or (C) release any Guarantor from its Guaranty, in each case without the written consent of each Lender, or (viii) change Section 2.06(c) in a manner that would permit the expiration of any Letter of Credit to occur after the Revolving Maturity Date without the consent of each Revolving Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent or the Issuing Banks, as the case may be; and provided further that no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and the Issuing Banks.

(c)         If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. The Administrative Agent shall provide a copy of any such amendment to the Lenders promptly after execution thereof.

SECTION 9.03.     Expenses; Limitation of Liability; Indemnity, Etc. (a) Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)         Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c)         Indemnity. The Borrower shall indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (vi) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d)         Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent and each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)         Payments. All amounts due under this Section 9.03 shall be payable within thirty (30) days after written demand therefor.

SECTION 9.04.     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrower; provided that the Borrower shall be deemed to have consented to an assignment of all or a portion of the Loans and Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)           the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of (i) the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) the Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment; and

(C)           each Issuing Bank; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of the Term Loans.

(ii)          Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)         Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)         The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)         Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.     Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.     Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)         Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York, except to the extent that the Mortgages and Assignments of Leases and Rents provide for such instruments to be governed by the law of the state where the applicable Collateral Pool Properties are located.

(b)         Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)         Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, any Loan Party or its properties in the courts of any jurisdiction.

(d)         Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)         Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.     Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.     Material Non-Public Information.

(a)         EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)         ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.     No Fiduciary Duty, etc. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b)         The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)         In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 9.16.     USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

SECTION 9.17.     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.18.     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MACK-CALI REALTY, L.P. By: Mack-Cali Realty Corporation, its general partner

By:	/s/ Gary T. Wagner
Name: Gary T. Wagner
Title: General Counsel and Secretary

[Signature Page to Mack-Cali Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By:	/s/ Paul Choi
Name: Paul Choi
Title: Authorized Signer

[Signature Page to Mack-Cali Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Jessica W. Phillips
Name: Jessica W. Phillips
Title: Authorized Signatory

[Signature Page to Mack-Cali Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Thomas W. Nowak
Name: Thomas W. Nowak
Title: Vice President

[Signature Page to Mack-Cali Credit Agreement]

GOLDMAN SACHS BANK USA

By:	/s/ Kevin Raisch
Name: Kevin Raisch
Title: Authorized Signatory

[Signature Page to Mack-Cali Credit Agreement]

THE BANK OF NEW YORK MELLON

By:	/s/ Abdullah Dahman
Name: Abdullah Dahman
Title: Director

[Signature Page to Mack-Cali Credit Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Mitchell Vega
Name: Mitchell Vega
Title: Vice President

[Signature Page to Mack-Cali Credit Agreement]

PEOPLE’S UNITED BANK, N.A.

By:	/s/ David R. Jablonowski
Name: David R. Jablonowski
Title: Senior Vice President

[Signature Page to Mack-Cali Credit Agreement]

SCHEDULE 1.1

1031 Asset Disposition Eligible Real Estate

1.	Block 171, Lots 1A, 38 & 43, Johnson Road (Vacant Land), Morris Plains, NJ.

2.	Block 9, Lots 12.01 and 12.02, Block 9.03, Lot 12.02 (Vacant Land), West Windsor, NJ.

3.	101 Hudson Street, Jersey City, NJ.

4.	23 Main Street, Holmdel, NJ.

1

SCHEDULE 1.2

Eligible Real Estate Qualification Documents

With respect to any parcel of Real Estate of a Subsidiary Guarantor or the Borrower proposed to be included in the Collateral, each of the following, each in form substantially similar to the form previously delivered to Administrative Agent (to the extent applicable) unless (x) waived by the Administrative Agent and the Required Lenders or (y) or previously delivered and approved as Required Lender CPP Deliverables:

Description of Property. A summary description of the Real Estate (including a structure chart showing the ownership of such Real Estate if not directly owned by a Wholly Owned Subsidiary) and a Rent Roll.

Security Documents. Such Security Documents relating to such Real Estate as the Administrative Agent shall reasonably and customarily require, duly executed and delivered by the respective parties thereto. Without limiting the foregoing, such Security Documents shall include (i) duly executed, acknowledged, and/or sworn to, as required, counterparts of the Mortgages and Assignment of Leases and Rents, which Mortgages shall have been delivered to the Title Company and released for recordation in the official records of the city or county in which such Real Estate is located, with the Administrative Agent agreeing that the principal amount secured by any Mortgage recorded in a jurisdiction with a material mortgage or similar tax shall be limited to an amount reasonably approved by the Administrative Agent, and (ii) UCC-1 financing statements which shall have been furnished for filing in all filing offices that Administrative Agent may reasonably require.

Enforceability Opinion. If required by the Administrative Agent, the favorable legal opinion of counsel to the Borrower and/or Subsidiary Guarantor, from counsel reasonably acceptable to the Administrative Agent and qualified to practice in the State in which such Real Estate is located, addressed to the Lenders and the Administrative Agent covering the authorization, enforceability and perfection of such Security Documents and such other matters as the Administrative Agent shall reasonably request.

Perfection of Liens. Evidence reasonably satisfactory to the Administrative Agent that the Security Documents are effective to create in favor of the Administrative Agent a legal, valid and enforceable first lien or security title and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.

Survey and Taxes. The ALTA survey of such Real Estate, together with the surveyor certification with respect thereto and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under Section 5.13(a).

Title Insurance; Title Exception Documents. The Title Policy (or “marked” commitment/pro forma policy for a Title Policy) covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy and a copy of any applicable ground lease.

UCC Certification. A certification from the Title Company, records search firm, or counsel satisfactory to the Administrative Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of such Subsidiary Guarantor or the Borrower that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

2

Management Agreement. A true copy of each Management Agreement, if any, relating to such Real Estate, which shall be in form and substance reasonably satisfactory to the Administrative Agent, which Administrative Agent has a right to approve pursuant to the Credit Agreement.

Lease Form. The form of Lease, if any, to be used by such Subsidiary Guarantor or such Borrower in connection with future leasing of such Collateral Pool Property, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower or the Subsidiary Guarantors on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower or the Subsidiary Guarantors, or their insurers and insurance brokers as the Administrative Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

Physical Condition Report. For any Real Estate which has been completed for more than six (6) months, a Physical Condition Report, together with any seismic probable maximum loss assessment to the extent customarily required for similar property, with appropriate reliance letters if such reports are not addressed to the Administrative Agent, from a firm or firms of professional engineers or architects selected by the Borrower and reasonably acceptable to Administrative Agent (the “Inspector”) reasonably satisfactory in form and content to the Administrative Agent and the Required Lenders, dated not more than three hundred sixty (360) days prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Administrative Agent and the Required Lenders may reasonably require; provided, that the Administrative Agent shall rely on property condition reports and seismic probable maximum loss assessments previously obtained by the Borrower, so long as such reports and assessment and the Administrative Agent’s reliance thereon is commercially reasonable.

Hazardous Substance Assessments. A hazardous waste or other environmental site assessment report addressed to the Administrative Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, the Administrative Agent) concerning Hazardous Materials and asbestos on such Real Estate dated or updated not more than three hundred sixty (360) days prior to the inclusion of such Real Estate in the Collateral, from the Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Administrative Agent and the Required Lenders in their reasonable discretion and to otherwise be in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion; provided, that the Administrative Agent shall rely on such hazardous waste or other environmental site assessment report previously obtained by the Borrower, so long as such reports and the Administrative Agent’s reliance thereon is commercially reasonable.

Zoning and Land Use Compliance. Such evidence regarding zoning and land use compliance as the Administrative Agent may reasonably request.

Certificate of Occupancy. Either (a) if reasonably available to the Borrower and required by applicable law, a copy of the certificate(s) of occupancy issued to such Subsidiary Guarantor or the Borrower for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or, if reasonably available to Borrower, a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence reasonably satisfactory to the Administrative Agent that any previously issued certificate(s) of occupancy is not required to be reissued to such Subsidiary Guarantor or the Borrower) or (b) other evidence reasonably satisfactory to the Administrative Agent (including a statement from the applicable jurisdiction) that no certificates of occupancy are available and necessary to the use and occupancy thereof) and that there are no violations of law with respect to occupancy.

3

Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Administrative Agent and the Required Lenders as provided in Section 4A.02 and dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral.

Budget. If requested by Administrative Agent, an operating and capital expenditure budget for such Real Estate in form and substance reasonably satisfactory to the Administrative Agent.

Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Lenders under Section 5.01(c) covering the last three (3) fiscal years and the interim period ending on the most recent fiscal quarter, to the extent the Borrower or any Subsidiary owned such Real Estate during that period or the Borrower or any Subsidiary actually receives such statements from the prior owner.

Environmental Disclosure. Such evidence regarding compliance with Section 3.06(b) as Administrative Agent may reasonably require.

New Subsidiary Guarantor Documents. With respect to Real Estate owned (directly or indirectly) by a Subsidiary that is not already a Subsidiary Guarantor, the Joinder Agreement with such Subsidiary and such other documents, instruments, reports, assurances, or opinions as the Administrative Agent may reasonably require.

Know Your Customer. Such information as the Administrative Agent and the Lenders shall request with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Additional Documents. Such other agreements, documents, certificates, reports or assurances as the Administrative Agent may reasonably require.

4

SCHEDULE 2.01A

Commitments

Revolving Commitments

Lender	Commitment
JPMORGAN CHASE BANK, N.A.	$78,125,000
CAPITAL ONE, NATIONAL ASSOCIATION	$43,750,000
BANK OF AMERICA, N.A.	$31,250,000
GOLDMAN SACHS BANK USA	$31,250,000
THE BANK OF NEW YORK MELLON	$31,250,000
ASSOCIATED BANK, NATIONAL ASSOCIATION	$18,750,000
PEOPLE’S UNITED BANK, N.A.	$15,625,000
TOTAL	$250,000,000

Revolving Commitments

Lender	Commitment
JPMORGAN CHASE BANK, N.A.	$46,875,000
CAPITAL ONE, NATIONAL ASSOCIATION	$26,250,000
BANK OF AMERICA, N.A.	$18,750,000
GOLDMAN SACHS BANK USA	$18,750,000
THE BANK OF NEW YORK MELLON	$18,750,000
ASSOCIATED BANK, NATIONAL ASSOCIATION	$11,250,000
PEOPLE’S UNITED BANK, N.A.	$9,375,000
TOTAL	$150,000,000

5

SCHEDULE 2.01B

Letter of Credit Commitments

Lender	Commitment
JPMORGAN CHASE BANK, N.A.	$25,000,000
CAPITAL ONE, NATIONAL ASSOCIATION	$25,000,000
TOTAL	$50,000,000

6

SCHEDULE 2.06

Existing Letters of Credit

Existing Letters of Credit

1.	Liberty Mutual OCIP – Portside:	$1,038,000.00
2.	Liberty Mutual OCIP – Quarry Place	$992,338.00
3.	Liberty Mutual OCIP – Program III	$4,900,000.00
4.	Liberty Mutual OCIP – The Charlotte	$3,578,742.32
5.	Liberty Mutual OCIP – 320 & 321 University Ave Parking Lot, Newark	$100,200.00

Pending Applications for Letters of Credit

6.	Capitol Grille	$22,500.00
7.	The Charlotte	$36,000.00

7

SCHEDULE 2.11

Minimum Release Prices

Collateral Pool Property	Minimum Release Price
Harborside 1 150 Hudson Street, Jersey City, New Jersey (Block 11603; Lots 15, 16 and 17)	$42,080,000
Harborside 2&3 200 Hudson Street and 210 Hudson Street, Jersey City, New Jersey a/k/a Plaza II (Block 11603; Lot 18) and 210 Hudson Street, Jersey City, New Jersey; a/k/a Plaza III (Block 11603, Lot 18)	$401,600,000	*
Harborside 5 185 Hudson Street, Jersey City, New Jersey a/k/a Plaza V (Block 11603; Lot 30)	$285,600,000
Harborside 6 135 Greene Street, Jersey City, New Jersey a/k/a Plaza IV-A (Block 11607; Lot 1)	$77,520,000
Harborside Hudson Street Private road (Block 11603; Lot 28)	$0

* Notwithstanding anything herein to the contrary, for the Minimum Release Price for Harborside 2&3, Borrower can also release Lot 17 and Harborside Hudson Street.

8

SCHEDULE 3.05

Collateral Pool Properties

1.	150 Hudson Street, Jersey City, New Jersey 07302; Block 11603, Lots 15, 16 & 17 (Harborside 1).

2.	200 Hudson Street, Jersey City, New Jersey 07302; Block 11603, Lot 18 and 210 Hudson Street, Jersey City, New Jersey 07302; Block 11603, Lot 18 (Harborside 2 & 3).

3.	185 Hudson Street, Jersey City, New Jersey 07302; Block 11603; Lot 30 (Harborside 5).

4.	135 Greene Street, Jersey City, New Jersey 07302; Block 11607, Lot 1 (Harborside 6).

5.	Hudson Street, Private Road, Jersey City, New Jersey 07302; Block 11603; Lot 28 (Harborside Hudson Street).

9

SCHEDULE 3.06

Disclosed Matters

None.

10

SCHEDULE 3.18

Subsidiaries

The following Subsidiaries are material and include Subsidiary Guarantors that own fee and leasehold interests in properties that are Collateral Pool Properties and Roseland Residential Trust:

Subsidiary	Jurisdiction of Incorporation	General Partner, Member or Shareholders
Roseland Residential Trust	Maryland

Mack-Cali Realty, L.P.

Mack-Cali Property Trust
(a wholly owned subsidiary of Mack-Cali Realty, L.P.)

Mack-Cali Texas Property, L.P. (of which the general partner is Mack-Cali Sub XVII, Inc., a wholly owned subsidiary of Mack-Cali Realty Corporation)

Mack-Cali Plaza I L.L.C.	New Jersey	Mack-Cali Realty, L.P.
M-C Plaza II & III LLC	New Jersey	Mack-Cali Realty, L.P.
M-C Plaza V LLC	New Jersey	Mack-Cali Realty, L.P.
Cal-Harbor V Urban Renewal Associates L.P.	New Jersey	Mack-Cali Sub X, Inc.
Cal-Harbor V Leasing Associates L.L.C.	New Jersey	Mack-Cali Realty, L.P.
Cali Harborside (Fee) Associates L.P.	New Jersey	Mack-Cali Sub X, Inc.
Cal-Harbor VII Urban Renewal Associates L.P.	New Jersey	Mack-Cali Sub XI, Inc.
Cal-Harbor VII Leasing Associates L.L.C.	New Jersey	Mack-Cali Realty, L.P.
M-C Harborside Promenade LLC	New Jersey	Mack-Cali Realty, L.P.

11

The following Subsidiaries are material and Subsidiary Guarantors but own a fee or leasehold interest in property that is not a Collateral Pool Property:

Subsidiary	Jurisdiction of Incorporation	General Partner, Member or Shareholders
M-C Plaza IV LLC	New Jersey	Mack-Cali Realty, L.P.
Cal-Harbor IV Urban Renewal Associates L.P.	New Jersey	Mack-Cali Sub X, Inc.

The following Subsidiaries are material but are not Subsidiary Guarantors and own properties that are not Collateral Pool Properties because such properties are encumbered by a mortgage, but they are covered by the reps and warranties under the Credit Agreement:

Subsidiary	Jurisdiction of Incorporation	General Partner, Member or Shareholders
101 Hudson Realty L.L.C.	New Jersey	101 Hudson Holding L.L.C. (of which Mack-Cali Realty, L.P. is the sole member)
111 River Realty L.L.C.	New Jersey	111 River SPE Holdings L.L.C. (of which Mack-Cali Realty, L.P. is the sole member)

The following Subsidiaries are individually immaterial to the Borrower’s business taken as a whole and are not Subsidiary Guarantors but are included on this Schedule 3.18 for informational purposes. Such Subsidiaries may or may not be encumbered, including entities under JV agreements (as indicated by * below) or sale contracts (as indicated by ** below):

Subsidiary	Jurisdiction of Incorporation	General Partner, Member or Shareholders
Cal-Harbor So. Pier Urban Renewal Associates L.P.*	New Jersey	M-C So. Pier L.L.C. (of which Mack-Cali Realty, L.P. is the sole member)
Harborside Land LLC*	New Jersey	Mack-Cali Realty, L.P.
Harborside Hotel LLC*	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)

12

One Campus Associates, L.L.C.*	New Jersey	M-C 3 Campus LLC (of which the managing member is 3 Campus Realty L.L.C., a wholly owned subsidiary of Mack-Cali Realty, L.P.)
The Offices at Crystal Lake, LLC*	New Jersey	MC Roseland Crystal Lake L.L.C. (a joint venture which is an indirectly owned subsidiary of Mac-Cali Realty, L.P.)
Columbia Road Owner LLC*	New Jersey	Columbia Road Partners LLC (a joint venture which is an indirectly owned subsidiary of Mac-Cali Realty, L.P.)
M-C Hudson LLC	New Jersey	Mack-Cali Realty, L.P.
Parsippany Hanover Realty II L.L.C.	New Jersey	Mack-Cali Realty, L.P.
Hanover 3201 Realty L.L.C.	New Jersey	Mack-Cali Realty, L.P.
Mack-Cali East Lakemont L.L.C. (f/k/a Mack-Cali Properties Co. #3 L.L.C.)	New Jersey	Mack-Cali Realty, L.P.
Palladium Realty L.L.C. ** (under sale contract for four acres of parcel)	New Jersey	Mack-Cali Realty, L.P.
MC University Parking L.L.C.	New Jersey	Mack-Cali Realty, L.P.
C.W. Associates L.L.C.	New Jersey	Mack-Cali Realty, L.P.
Horizon Center Realty Associates L.L.C.**	New Jersey	Mack-Cali Property Trust
4 Gatehall Realty L.L.C.**	New Jersey	Mack-Cali Realty, L.P.
One River Associates, L.P.**	New Jersey	MC One River General L.L.C. (of which Mack-Cali Realty, L.P. is the sole member)

13

Red Bank HMS L.L.C.**	New Jersey	Mack-Cali Realty, L.P.
Mack-Cali Holmdel L.L.C.**	New Jersey	Mack-Cali Texas Property L.P. (of which Mack-Cali Sub XVII, Inc. is the general partner, of which Mack-Cali Realty Corporation is the sole stockholder)
Wall 34 Realty L.L.C.**	New Jersey	Mack-Cali Realty, L.P.
7 Giralda Realty L.L.C.**	New Jersey	Mack-Cali Realty, L.P.

The following Subsidiaries are individually immaterial to the Borrower’s business taken as a whole and are not Subsidiary Guarantors but are included on this Schedule 3.18 for informational purposes and they do not own property and are not Subsidiary Guarantors:

101 Hudson Hospitality L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
District Kitchen Hospitality L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
Hanover Hospitality L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
Harborside Hospitality L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
M-C Jersey City Hospitality L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
MC Piggyback Hospitality L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
MC Sylvan/Campus Hospitality L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)

14

MC Parsippany Hospitality Corp.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
Garden State Café Licensing L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
Harborside Café L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
MC Harborside Restaurant L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
Quality Education for Kids, Inc.	New Jersey	N/A
Garden State Vehicle Leasing L.L.C.	New Jersey	Mack-Cali Realty, L.P.
Mack-Cali E Commerce L.L.C.	New Jersey	Mack-Cali Realty, L.P.
Mack-Cali Realty Acquisition Corp.	New Jersey	Mack-Cali Realty, L.P.
Mack-Cali Services, Inc.	New Jersey	Mack-Cali Realty, L.P.
MC Free WI-FI L.L.C.	New Jersey	Mack-Cali Realty, L.P.
MC Piggyback Services L.L.C.	New Jersey	Mack-Cali Services, Inc. (of which Mack-Cali Realty, L.P. is the sole shareholder)
Cal-Harbor VI Urban Renewal Associates L.P.	New Jersey	Mack-Cali Sub XI, Inc.

15

SCHEDULE 3.19

Collateral Pool Property Exceptions

None.

16

SCHEDULE 6.01

Existing Indebtedness

1.	Indenture, dated as of March 16, 1999, by and among Mack-Cali Realty, L.P., as issuer, Mack-Cali Realty Corporation, as guarantor, and Wilmington Trust Company, as trustee, as supplemented by that certain Supplemental Indenture No. 15, dated as of April 9, 2012.

2.	Indenture, dated as of March 16, 1999, by and among Mack-Cali Realty, L.P., as issuer, Mack-Cali Realty Corporation, as guarantor, and Wilmington Trust Company, as trustee, as supplemented by that certain Supplemental Indenture No. 17, dated as of May 8, 2012.

3.	Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 25, 2017, as amended, by and among Mack-Cali-Realty, L.P., JPMorgan Chase Bank, N.A., individually and as Administrative Agent and Fronting Bank, and certain other parties as provided therein.

4.	Permanent mortgage of $3.8 million on Port Imperial South Retail with initial maturity on December 1, 2021, from American General Life & A/G PC.

5.	Permanent mortgage of $59.0 million on Portside I with initial maturity on August 1, 2023, from CBRE Capital Markets/Freddie Mac.

6.	Permanent mortgage of $43.0 million on Signature Place with initial maturity on August 1, 2024, from Nationwide Life Insurance Co.

7.	Permanent mortgage of $265.0 million on Liberty Towers with initial maturity on October 1, 2024, from American General Life Insurance Co.

8.	Permanent mortgage of $97.0 million on Portside II with initial maturity on March 10, 2026, from New York Life Insurance Co.

9.	Permanent mortgage of $131.0 million on BLVD 425 with initial maturity on August 10, 2026, from New York Life Insurance Co.

10.	Permanent mortgage of $117.0 million on BLVD 401 with initial maturity on August 10, 2026, from New York Life Insurance Co.

11.	Permanent mortgage of $250.0 million on 101 Hudson with initial maturity on October 11, 2026, from Wells Fargo CMBS.

12.	Permanent mortgage of $41.0 million on Quarry Place with initial maturity on August 5, 2027, from Natixis.

13.	Permanent mortgage of $165.0 million on BLVD 475 with initial maturity on November 10, 2027, from Northwestern Mutual Life Insurance Co.

17

14.	Permanent mortgage of $100.0 million on RiverHouse 11 with initial maturity on January 1, 2029, from Northwestern Mutual Life Insurance Co.

15.	Permanent mortgage of $160.0 million on Soho Lofts with initial maturity on July 1, 2029, from New York Community Bank.

16.	Permanent mortgage of $150.0 million on 111 River St. with initial maturity on September 1, 2029, from Athene Annuity and Life Co.

17.	Permanent mortgage of $33.0 million on Port Imperial South Garage with initial maturity on December 1, 2029, from American General Life & A/G PC.

18.	Permanent mortgage of $72.0 million on Emery with initial maturity on January 1, 2031.

19.	Permanent mortgage of $94.0 million on Marriott Hotels with initial maturity on April 9, 2022, from Fifth Third Bank & Santander.

20.	Construction loan of $60.3 million on RiverHouse 9 with initial maturity on December 19, 2022, from Bank of New York Mellon.

21.	Construction loan of $50.4 million on Upton with initial maturity on March 26, 2023, from People’s United Bank.

22.	Construction loan of $183.9 million on The Charlotte with initial maturity on December 1, 2024, from QuadReal Finance.

23.	Permanent mortgage of $63.0 million on 145 Front St. with initial maturity on December 10, 2026, from MUFG Union Bank.

18

SCHEDULE 6.02

Existing Liens

None.

19

SCHEDULE 6.08

Existing Affiliate Transactions

Pursuant to that certain Amended and Restated Discretionary Demand Promissory Note, dated June 28, 2019, between Mack-Cali Realty, L.P., a Delaware limited partnership, as lender (“MC Lender”) and Roseland Residential, L.P., a Delaware limited partnership, as borrower (“RRLP Borrower”), MC Lender may elect to make to RRLP Borrower one or more advances in the maximum principal amount of $50,000,000. Roseland Residential Trust, a Maryland real estate investment trust of which MC Lender is the majority equityholder, is the sole general partner of RRLP.

20

SCHEDULE 6.09

Existing Restrictions

The following include restrictions regarding Subsidiaries with assets subject to mortgages:

1.	Permanent mortgage of $150.0 million on 111 River St. with initial maturity on September 1, 2029, from Athene Annuity and Life Co.

2.	Permanent mortgage of $250.0 million on 101 Hudson with initial maturity on October 11, 2026, from Wells Fargo CMBS.

The following include restrictions regarding Subsidiaries subject to joint venture agreements:

1.	Second Amended and Restated Limited Partnership Agreement of Cal-Harbor So. Pier Urban Renewal Associates L.P., dated September 14, 2016.

2.	Amended and Restated Limited Liability Company Agreement of Harborside Land LLC, dated September 14, 2016.

3.	Amended and Restated Limited Liability Company Agreement of Harborside Hotel LLC, dated September 14, 2016.

4.	Amended and Restated Limited Liability Company Agreement of One Campus Associates, L.L.C., dated December 26, 2000.

5.	Amended and Restated Operating Agreement of The Offices at Crystal Lake, LLC, dated October 15, 2003.

6.	Limited Liability Company Agreement of Columbia Road Owner LLC, dated December 29, 2016.

21

Exhibit a

[form of]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Revolving Credit and Term Loan Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________
2.	Assignee:	______________________________ [and is an Affiliate/Approved Fund of [identify Lender][1] ]
3.	Borrower(s):	Mack-Cali Realty, L.P.
4.	Administrative Agent:	JP Morgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:	The Revolving Credit and Term Loan Agreement dated as of May 6, 2021 among Mack-Cali Realty, L.P., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

Ex. A-1

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$		%
	$	$		%
	$	$		%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

2         Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment,” “Term Loan Commitment,” “Revolving Loans,” etc.)

3         Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Ex. A-2

[Consented to and][4] Accepted:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][5]

[Name of relevant party]

By:
Name:
Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Banks) is required by the terms of the Credit Agreement.

Ex. A-3

ANNEX 1

REVOLVING CREDIT AND TERM LOAN AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.        Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger or any other Lender and their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Annex. 1-1

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1-2

EXHIBIT B

[FORM OF]

BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Road, Ops 2

3rd Floor

Newark, DE 19713
Fax: (302) 634-3301
Attention: JPMorgan Loan Services, Loan

and Agency Services Group

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Revolving Credit and Term Loan Agreement dated as of 6, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mack-Cali Realty L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of Borrowing:[6] $_________________
(B)	Class of Borrowing: [7] ________________
(C)	Date of Borrowing (which is a Business Day): ________________
(D)	Type of Borrowing:[8] ____________________________________
(E)	Interest Period:[9] _____________________

6           Must comply with Section 2.02(c) of the Credit Agreement.

7           Specify Revolving Borrowing or Term Borrowing.

8           Specify ABR Borrowing or Eurodollar Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

9           Applicable to Eurodollar Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months (or, with the consent of each Lender under the applicable Facility, twelve months). Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Ex. B-1

[(F)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________)]

The Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied and that, after giving effect to the Borrowing requested hereby, [the Total Revolving Credit Exposure] 10[the aggregate amount of all Term Loans] 11 shall not exceed the maximum amount thereof specified in Section 2.01 of the Credit Agreement.

Very truly yours,

Mack-Cali Realty, L.P.

By:
Name:
Title:

10         For Revolving Borrowings.

11         For Term Borrowings.

Ex. B-2

exhibit C

[FORM OF]

INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
[00 Stanton Christiana Road, Ops 2

3rd Floor

Newark, DE 19713
Fax: (302) 634-3301
Attention: JPMorgan Loan Services, Loan

and Agency Services Group

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Revolving Credit and Term Loan Agreement dated as of 6, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mack-Cali Realty L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such conversion requested hereby:

(A)	List date, Type, Class, principal amount and Interest Period (if applicable) of existing Borrowing: ___________
(B)	Aggregate principal amount of resulting Borrowing:[12] $_________________
(C)	Effective date of interest election (which is a Business Day):________________
(D)	Type of Borrowing:[13] ____________________________________

12         Must comply with Section 2.02(c) of the Credit Agreement.

13         Specify ABR Borrowing or Eurodollar Borrowing.

Ex. C-1

(E)	Interest Period and last day thereof (if a Eurodollar Borrowing):[14] _____________________

Very truly yours,

Mack-Cali Realty, L.P.

By:
Name:
Title:

14         Applicable to Eurodollar Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months (or, with the consent of each Lender under the applicable Facility, twelve months). Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Ex. C-2

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement dated as of 6, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mack-Cali Realty L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Ex. D-1

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement dated as of 6, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mack-Cali Realty L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Ex. D-2

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement dated as of 6, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mack-Cali Realty L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF Participant]

By:
Name:
Title:

Date: ________ __, 20[  ]

Ex. D-3

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement dated as of 6, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mack-Cali Realty L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Ex. D-4

EXHIBIT E-1

[FORM OF]

REVOLVING CREDIT NOTE

$______________	_________, 20__

FOR VALUE RECEIVED, the undersigned, MACK-CALI REALTY, L.P., a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to the order of ___________________________ (the “Lender”), in care of JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), to its address at [10 South Dearborn, Floor L2S, Chicago, IL 60603-2300,] or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Revolving Credit Note is one of the “Revolving Credit Notes” referred to in that certain Revolving Credit and Term Loan Agreement dated as of May 6, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 9.04 thereof, and the Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits the prepayment of the Revolving Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Revolving Credit Note.

[This Revolving Credit Note is given in replacement of the Revolving Credit Note dated ________ __, 20__, in the original principal amount of $_______ previously delivered to the Lender under the Credit Agreement. THIS REVOLVING CREDIT NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER REVOLVING CREDIT NOTE.]15

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

15         Language to be included in case of an assignment and need to issue a replacement note to an existing Lender, either because such Lender’s Revolving Commitment has increased or decreased from what it was initially.

Ex. E-1 - 1

Delivery of an executed counterpart of a signature page of this Revolving Credit Note that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Revolving Credit Note in accordance with Section 9.06(b) of the Credit Agreement.

[Signature on Next Page]

Ex. E-1 - 2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Credit Note under seal as of the date written above.

MACK-CALI REALTY, L.P.

By:
Name:
Title:

Ex. E-1 - 3

EXHIBIT E-2

[FORM OF]

TERM NOTE

$______________	_________, 20__

FOR VALUE RECEIVED, the undersigned, MACK-CALI REALTY, L.P., a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to the order of ___________________________ (the “Lender”), in care of JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), to its address at [10 South Dearborn, Floor L2S, Chicago, IL 60603-2300,] or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________), or such lesser amount as may be the then outstanding and unpaid balance of all Term Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Term Note is one of the “Term Notes” referred to in that certain Revolving Credit and Term Loan Agreement dated as of May 6, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 9.04 thereof, and the Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Term Loans by the Lender to the Borrower in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits the prepayment of the Term Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Term Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Term Note.

[This Term Note is given in replacement of the Term Note dated ________ __, 20__, in the original principal amount of $_______ previously delivered to the Lender under the Credit Agreement. THIS TERM NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER TERM NOTE.]16

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

16         Language to be included in case of an assignment and need to issue a replacement note to an existing Lender, either because such Lender’s Term Loan Commitment has increased or decreased from what it was initially.

Ex. E-2 - 1

Delivery of an executed counterpart of a signature page of this Term Note that is an Electronic Signature transmitted by telecopy, emailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Term Note in accordance with Section 9.06(b) of the Credit Agreement.

[Signature on Next Page]

Ex. E-2 - 2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note under seal as of the date written above.

MACK-CALI REALTY, L.P.

By:
Name:
Title:

Ex. E-2 - 3

EXHIBIT F

[FORM OF]

COMPLIANCE CERTIFICATE

For the Fiscal [Quarter][Year] ended _______________, ____

To:        JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of May 6, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Mack-Cali Realty, L.P., a Delaware limited partnership (the “Borrower”), the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The undersigned Financial Officer hereby certifies as of the date hereof that [he][she] is the ___________________ of the Borrower, and that, as such, [he][she] is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf of the Borrower pursuant to Section [2.04][4.01(d)(viii)][4.02(d)][4A.03(v)][4A.04(c)][5.01(c)] of the Credit Agreement, and not in [his][her] personal capacity, and that:

1.          [To the knowledge of the undersigned, no Default has occurred and is continuing on and as of the date of this Certificate.] [To the knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing on and as of the date of this Certificate and the actions taken or proposed to be taken with respect thereto:]

2.          The representations and warranties of the Borrower set forth in the Credit Agreement remain true and correct in all material respects (except for representations and warranties that are qualified by materiality, which remain true and correct in all respects) on and as of the date of this Certificate (except for representations and warranties made as of an earlier date (which remain true and correct in all material respects as of such earlier date) and except for changes in factual circumstances not prohibited by the Credit Agreement).

3.          Since the date of the last Compliance Certificate delivered pursuant to Section 5.01(c) of the Credit Agreement, no event, development or circumstance has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect.

4.          Attached hereto as Schedule 1 are reasonably detailed calculations demonstrating compliance with the financial covenants set forth in Section 6.14 of the Credit Agreement.

5.          The financial covenant analyses and information set forth on the schedules attached hereto are true and correct in all material respects on and as of the date of this Certificate.

[Use the following paragraph 6 for fiscal year-end financial statements]

6.          The Borrower has delivered the year-end audited financial statements required by Section 5.01(a) of the Credit Agreement for the fiscal year of the Borrower and the Parent ended as of the above date, together with the report of an independent certified public accountant required by such section.

Ex. F-1

[Use the following paragraph 6 for fiscal quarter-end financial statements]

6.          The Borrower has delivered the financial statements required by Section 5.01(b) of the Credit Agreement for the fiscal quarter of the Borrower and the Parent ended as of the above date. Such financial statements fairly present in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied as of such date and for such period, subject to normal year-end audit adjustments and the absence of footnotes.

7.          [No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement.] [The following is a list of each change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement and the effect of such change on the financial statements referred to in paragraph (1):]

8.          [No material change in the accounting or financial reporting practices of the Parent or the Borrower has occurred since the date of the last Compliance Certificate delivered pursuant to Section 5.01(c) of the Credit Agreement.] [The following is a list of each material change in the accounting or financial reporting practices of the Parent or the Borrower that has occurred since the date of the last Compliance Certificate delivered pursuant to Section 5.01(c) of the Credit Agreement:]

Exhibit F–2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ________, ________.

MACK-CALI REALTY, L.P.

By:
Name:
Title:

Exhibit F–3

SCHEDULE 1

Financial Covenant Compliance Calculations

Exhibit F-4

EXHIBIT G

[FORM OF]

BORROWING BASE CERTIFICATE

TO:         JPMorgan Chase Bank, N.A., as Administrative Agent

RE: That certain Revolving Credit and Term Loan Agreement dated as of May 6, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Mack-Cali Realty, L.P. (the “Borrower”), the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

This Borrowing Base Certificate is submitted by the Borrower to Administrative Agent pursuant to the provisions of Section [2.03 and Section 4.02(c)][2.04][2.21][4.01(d)(ix)][4A.03(v)][4A.04(c)][5.01(c)] of the Credit Agreement. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

The undersigned hereby certifies to the Lenders and the Administrative Agent that:

1.          Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with the financial covenants set forth in Sections 6.14(a), 6.14(b) and 6.14(c) after giving effect to any requested Borrowing and/or any other transaction on such date; and

2.          As of the date hereof (a) no Default or Event of Default exists and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representation and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement.

The Borrower hereby further certifies, warrants and represents to Administrative Agent and the Lenders that to the best of the Borrower’s knowledge, the financial information provided by the Borrower to the Administrative Agent herein is true and accurate in all material respects.

[Remainder of page intentionally left blank]

Exhibit G–1

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate as of _______________, __________.

MACK-CALI REALTY, L.P.

By:
Name:
Title:

Exhibit G–2

SCHEDULE 1

Borrowing Base Calculations

Exhibit G –Schedule 1